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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
W.W. Grainger, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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W.W. GRAINGER, INC.
100 Grainger Parkway, Lake Forest, Illinois 60045-5201
(847) 535-1000

        March 16, 2007

Dear Grainger Shareholder:

        The W.W. Grainger, Inc. 2007 annual meeting of shareholders will be held at our headquarters located at 100 Grainger Parkway, Lake Forest, Illinois (see map overleaf), on Wednesday, April 25, 2007, at 10 a.m. (CDT).

        We will report at the meeting on our operations and other matters of current interest. The Board of Directors and management cordially invite you to attend.

        The formal notice of the annual meeting and the proxy statement follow. Whether or not you plan to attend the meeting, please ensure that your shares are represented by giving us your proxy. You can do so by telephone, by Internet, or by signing and dating the enclosed proxy form and returning it promptly in the envelope provided.

                      Sincerely,

                      /s/  R. L. KEYSER
                      Richard L. Keyser
                      Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Peterson Rd.
137
Buckley Rd.
Milwaukee, Wis.
176
176
21
St. Mary's Rd.
Bradley Rd.
Fairfield Rd.
60/83
Town Line Rd.
60
GRAINGER
Riverwoods Rd.
I-94
Gilmer Rd.
45
Everett Rd.
Old McHenry Rd.
21
I-94
43
Skokie Hwy.
22
83
Half Day Rd.
22
Marriott Courtyard
Marriott Lincolnshire
Hawthorne Suite
12
Deerfield Rd.
83
Sanders Rd.
Lake Cook Rd.
Elmhurst Rd.
Milwaukee Ave.
I-94
41
Rand Rd.
Palatine Rd.
Palwaukee Airport
Palatine/Willow Rd.
53
Northwest Tollway
I-294
Waukegan Rd.
12
83
River/Mannheim Rd.
90
21
43
53
83
Chicago-O'Hare Int'l. Airport
12/45
I-190
72
14

Bradley Rd.
100 Grainger Parkway
Town Line Rd.
60
St. Mary's Rd.
94
Waukegan Rd.
Lake Forest
21
Everett Rd.
Vernon Hills
43
Milwaukee Ave.
Riverwoods Rd.

W.W. GRAINGER, INC.
2007 Annual Meeting of Shareholders
Wednesday, April 25, 2007 - 10 A.M. (CDT)

The Grainger Lake Forest Headquarters is located on the South side of Rt. 60 (Town Line Road) 1/4 mile West of Bradley/Riverwoods Road or 1/2 mile East of St. Mary's Road.

W.W. GRAINGER, INC.
100 Grainger Parkway, Lake Forest, Illinois 60045-5201
(847) 535-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 2007

        The annual meeting of shareholders of W.W. Grainger, Inc. will be held at its headquarters at 100 Grainger Parkway, Lake Forest, Illinois (see map on previous page), on April 25, 2007, at 10 a.m. (CDT) for the following purposes:

  1.
  To elect thirteen directors for the ensuing year;

  2.
  To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditor for the year ending December 31, 2007; and

  3.
  To transact such other business as may properly come before the meeting and any adjournment thereof.

        The Board has fixed the close of business on March 5, 2007 as the record date for the meeting. Shareholders may vote either in person or by proxy.

        By order of the Board of Directors.

                      L. M. Trusdell
                      Corporate Secretary

Lake Forest, Illinois
March 16, 2007

W.W. Grainger, Inc.
100 Grainger Parkway
Lake Forest, Illinois 60045-5201
(847) 535-1000

PROXY STATEMENT

INTRODUCTION

What is the purpose of this proxy statement?

        This proxy statement relates to Grainger's 2007 annual meeting of shareholders to be held on April 25, 2007 and any adjournment of that meeting. It contains information intended to help you make your voting decisions. We are sending the proxy statement to you because Grainger's Board of Directors is soliciting your proxy to vote your shares at the meeting. The mailing of the proxy statement and other proxy-soliciting materials to you and other shareholders began on or about March 16, 2007.

What matters are scheduled to be presented?

  •
  The election of thirteen directors.

  •
  A proposal to ratify the appointment of Ernst & Young LLP as Grainger's independent auditor for the year ending December 31, 2007.

Who is entitled to vote?

        Holders of shares of common stock outstanding on Grainger's books at the close of business on March 5, 2007, the record date for the meeting, may vote. There were 84,177,907 shares of common stock outstanding at that time.

How many votes do I have?

        You have the right to cumulative voting in the election of directors. This means that you have a number of votes in the election equal to the number of shares you own multiplied by the number of directors being elected. You can cast those votes as you choose. For example, you may cast all your votes for one nominee or you may apportion your votes among two or more nominees.

        In any matter other than the election of directors, each of your shares is entitled to one vote.

Does Grainger have majority voting for election of directors?

        Yes. Directors are elected by the votes of a majority of the shares which are represented in person or by proxy at the meeting and entitled to vote.

What if I don't indicate my voting choices?

        If Grainger receives your proxy in time to permit its use at the meeting, your shares will be voted in accordance with the instructions you indicate. If we have received your proxy and you have not indicated otherwise, your shares will be voted as recommended by Grainger's Board. More particularly, your shares will be voted, either individually or cumulatively, FOR the election of the director nominees and FOR the proposal to ratify the appointment of the independent auditor.

How does discretionary voting apply?

        Grainger is not aware of any matter not described in this proxy statement that will be presented for consideration at the meeting. If another matter is properly presented, your shares will be voted on the matter in accordance with the judgment of the person or persons voting the proxy unless your proxy withholds discretionary authority.

May I revoke my proxy?

        You may revoke your proxy at any time before the voting at the meeting. You can do so in one of the following ways:

  1.
  Deliver to Grainger's Corporate Secretary timely written notice that you are revoking your proxy; or

  2.
  Give another proxy with a later date (which can be done by telephone, by Internet, or by delivering a signed written proxy); or

  3.
  Vote in person at the meeting.

What does it mean if I receive more than one set of proxy materials?

        Receiving multiple sets of proxy-soliciting materials generally means that your Grainger shares are held in different names or in different accounts. You must respond to all of the proxy requests to ensure that all your shares are voted.

What constitutes a quorum at the meeting?

        A majority of the outstanding shares entitled to vote on a matter, whether present in person or by proxy, constitutes a quorum for consideration of that matter at the meeting. A quorum is necessary for valid action to be taken on the matter. Your shares will be present by proxy and count towards the quorum if you give us your proxy by telephone, by Internet, or by signing, dating, and returning a proxy form.

Who pays the costs of soliciting proxies?

        Grainger will pay all the costs of soliciting management proxies. Brokerage firms, custodians, nominees, fiduciaries, and other intermediaries are being asked to forward the proxy-soliciting materials to beneficial owners of Grainger common stock and to obtain their authority to give proxies. Grainger will reimburse these intermediaries for their reasonable expenses.

        In addition to mailing proxy-soliciting materials, Grainger's directors, officers, and regular employees may solicit proxies personally, by telephone or by other means. They will not receive additional compensation for these services, other than normal overtime pay, if applicable. Representatives of Grainger's transfer agent, Computershare Investor Services, may also solicit proxies. Grainger additionally has employed D.F. King & Co., Inc. to help solicit proxies and will pay that firm approximately $5,500 for its services, plus reasonable costs and expenses.

How do I submit a shareholder proposal or directly nominate a director at the 2008 annual meeting?

        If you wish to have a shareholder proposal included in Grainger's proxy-soliciting materials for the 2008 annual meeting of shareholders, please send a notice of intent to submit your proposal at that meeting to the Corporate Secretary at Grainger's headquarters. The notice, including the text of the proposal, must be in writing, signed, and in compliance with the timing and other requirements of proxy rules of the Securities and Exchange Commission. For a shareholder proposal relating to the 2008 annual meeting to be timely, Grainger must receive the notice no later than November 17, 2007.

        Grainger's by-laws require written notice concerning a shareholder submission of a proposal or a shareholder nomination of a person for election as a director at a meeting of shareholders. For either a shareholder proposal or a nomination, certain information about the shareholder, and the proposal or nominee (as the case may be), is required. For the submission of a proposal, the notice must be furnished generally not less than 90 days and not more than 120 days before the anniversary date of the prior year's annual meeting. For a nomination to be considered at Grainger's 2008 annual meeting, the notice must be furnished no later than November 17, 2007. A copy of the by-laws may be obtained free of charge on written request to the Corporate Secretary at Grainger's headquarters.

ELECTION OF DIRECTORS

        Grainger's directors are elected each year at the annual meeting. Grainger encourages all directors and nominees to attend annual meetings. At the 2006 annual meeting, 11 out of 12 directors were in attendance.

        Thirteen directors are nominated for election at this year's annual meeting. All directors are elected for a one-year term. The directors will therefore serve until the 2008 annual meeting of shareholders or until their successors have been elected and qualified.

        David W. Grainger, who has served as a Grainger director since 1953, has decided not to stand for reelection. The Company thanks Mr. Grainger for his many valuable contributions to its success. Although he is stepping down as a member of the Board, Mr. Grainger will continue in a senior advisory role with the Company.

        Majority (rather than plurality) voting applies to Grainger's director elections. Accordingly, directors are elected by the votes of a majority of the shares of Grainger common stock represented in person or by proxy at the meeting and entitled to vote. A shareholder directing to withhold authority for re-election of directors will have the same effect as votes against the election of directors. Broker non-votes will not affect the outcome of the vote.

        If any of the nominees for director mentioned below should be unavailable for election, a circumstance which is not expected, the person or persons voting your proxy may exercise discretion to vote for a substitute nominee selected by the Board.

        The Board has adopted "categorical standards" to assist it in evaluating the independence of nominees. The categorical standards are intended to help the Board in determining whether certain relationships between nominees and Grainger are "material relationships" for purposes of the New York Stock Exchange (NYSE) independence standards. The categorical standards adopted by the Board are consistent with, and in some respects more strict in their requirements than, the NYSE's "bright line" independence criteria. The categorical standards adopted by the Board are set forth in Appendix A to this proxy statement and are also available in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor.

        In the ordinary course of its operations during 2006, Grainger engaged in various types of transactions with organizations with which Grainger directors are associated in their principal business occupations or otherwise. Specifically, in the ordinary course of its business during 2006, Grainger bought products and/or services from, or sold products and/or services to, companies with which Ms. Hailey and Messrs. Hall, Levenick, McCarter and Novich are associated as executive officers or otherwise. In no instance did the total amount of the purchases from or sales to such a company during 2006 represent more than 0.03% of the projected consolidated gross revenues of that company for the year or 0.06% of the consolidated gross revenues of Grainger for the year. In addition, as part of its overall 2006 charitable contributions program, Grainger made donations to tax-exempt organizations with which Messrs. Anderson, Gantz, Hall, McCarter, Novich and Smith serve as officers, directors or trustees. In no instance did the total amount of the contributions to such an organization during 2006 represent more than 0.08% of that organization's projected total contributions for the year. The Board considered these transactions and donations in assessing the independence of the directors involved against the NYSE's independence standards and Grainger's categorical standards, and determined that none of the directors had any direct or material indirect interest in the transactions and donations. Similar transactions and donations are likely to occur in the future, and are not expected to impair the independence of the directors involved.

        The Board has determined that each of Messrs. Anderson, Gantz, Hall, Levenick, McCarter, Novich, Roberts, Rogers, Slavik, and Smith and Ms. Hailey has no material relationship with Grainger within the meaning of the NYSE independence standards and Grainger's categorical standards. The other nominees, Messrs. Keyser and Ryan, are Grainger employees and, accordingly, are not considered "independent." All of the nominees except Mr. Ryan were previously elected by the shareholders. The nominees have provided the following information about themselves, including ages in March 2007. Unless otherwise indicated, each has served for at least the past five years in the principal business position currently or most recently held.

Brian P. Anderson, age 56, is the former Executive Vice President of Finance and Chief Financial Officer of OfficeMax Incorporated, a distributor of business-to-business and retail office products. Prior to assuming this position in 2004, Mr. Anderson was Senior Vice President and Chief Financial Officer of Baxter International Inc., a position he assumed in 1998. He is also a director of A. M. Castle & Co., James Hardie Industries NV, and Pulte Homes, Inc., and serves on the audit committees of each of those companies. Mr. Anderson, an independent director, was first elected a director of Grainger in 1999 and is Chairman of the Audit Committee, an "audit committee financial expert," and a member of the Board Affairs and Nominating Committee. The Board has determined that Mr. Anderson's simultaneous service on the audit committees of more than three public companies will not impair his ability to serve effectively on Grainger's Audit Committee.

Wilbur H. Gantz, age 69, is Executive Chairman of Ovation Pharmaceuticals, Inc., a privately owned specialty pharmaceutical company that focuses on under-promoted and late-stage development products. He assumed this position in 2002. Mr. Gantz previously served as Chairman and Chief Executive Officer of PathoGenesis Corporation and as President of Baxter International Inc. He is also Chairman of the Board of Harris Financial Corp. Mr. Gantz, an independent director, was first elected a director of Grainger in 1985 and is a member of the Audit Committee and the Board Affairs and Nominating Committee.

V. Ann Hailey, age 56, is Executive Vice President, Corporate Development of Limited Brands, Inc., a position assumed in May 2006 after serving as Executive Vice President and Chief Financial Officer of that company since 1997. Prior to joining Limited Brands in 1997, Ms. Hailey was Senior Vice President and Chief Financial Officer of Pillsbury Company. She is also a director and Chair of the Audit Committee of the Federal Reserve Bank of Cleveland. Ms. Hailey, an independent director, was first elected a director of Grainger in 2006 and is a member of the Audit Committee, an "audit committee financial expert," and a member of the Board Affairs and Nominating Committee.

William K. Hall, age 63, is the co-founder and Chairman of Procyon Technologies, Inc., a privately owned, Chicago-based holding company which focuses on the acquisition and growth of suppliers to the global aerospace and defense industry. Prior to assuming that position in 2000, Mr. Hall was Chairman and Chief Executive Officer of Falcon Building Products, Inc., a manufacturer and distributor of products for residential and commercial construction and home improvement markets. He currently serves on the boards of Actuant Corporation, Great Plains Energy Incorporated, A. M. Castle & Co., and Stericycle, Inc. Mr. Hall, an independent director, was first elected a director of Grainger in 2005 and is a member of the Audit Committee and the Board Affairs and Nominating Committee.

Richard L. Keyser, age 64, is Grainger's Chairman of the Board, a position assumed in 1997, and Chief Executive Officer, a position assumed in 1995. Previously he served as Grainger's President and Chief Operating Officer. Mr. Keyser is also a director of Principal Financial Group, Inc. and Rohm and Haas Company. He joined Grainger in 1986 and became a director in 1992.

Stuart L. Levenick, age 54, is group president of Caterpillar Inc., a manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. Prior to assuming that position in 2004, Mr. Levenick served as vice president, Caterpillar Inc. and chairman of Shin Caterpillar Mitsubishi Ltd. from 2000 to 2004 and as vice president, Asia Pacific Division from 2001 to 2004. He is also a director of Entergy Corporation, New Orleans, LA, and the US-China Business Council. Mr. Levenick, an independent director, was first appointed a director of Grainger in 2005 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

John W. McCarter, Jr., age 69, is President and Chief Executive Officer of The Field Museum of Natural History, a position assumed in 1996. Mr. McCarter served as Senior Vice President of Booz, Allen & Hamilton Inc., a management consulting firm, until 1997. He is also a director of Divergence, Inc. and Janus Funds. Mr. McCarter, an independent director, was first elected a director of Grainger in 1990 and is Chairman of the Board Affairs and Nominating Committee and a member of the Compensation Committee.

Neil S. Novich, age 52, is Chairman, President, and Chief Executive Officer, as well as a director, of Ryerson Inc., a major metal distributor and processor. He became Ryerson's President and Chief Executive Officer in 1996 and its Chairman in 1999. Mr. Novich, an independent director, was first elected a director of Grainger in 1999 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

Michael J. Roberts, age 55, is the former President and Chief Operating Officer of McDonald's Corporation. Before assuming this position in November 2004, his previous positions at McDonald's Corporation included Chief Executive Officer—McDonald's USA during 2004; President—McDonald's USA from 2001 to 2004; and President, West Division—McDonald's USA from 1997 to 2001. Mr. Roberts, an independent director, was first appointed a director of Grainger in 2006 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

Gary L. Rogers, age 62, was Vice Chairman of General Electric Company from 2001 until his retirement in December 2003. Previously, Mr. Rogers was Senior Vice President of General Electric Company and President and Chief Executive Officer of GE Plastics from 1992 to 2001. He is also a director of Rohm and Haas Company and Wyeth and is a trustee of the Florida State University Foundation. Mr. Rogers, an independent director, was first appointed a director of Grainger in 2004 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

James T. Ryan, age 49, was elected President of Grainger in April 2006 and Chief Operating Officer in February 2007, and was appointed to Grainger's Board of Directors in February 2007. He is responsible for all of Grainger's operations, domestic and international. Previously he had been Group President since April 2004. Mr. Ryan has served Grainger in increasingly responsible roles since 1980, including Executive Vice President, Marketing, Sales and Service, Vice President, Information Services, President, grainger.com, and President, Grainger Parts. Mr. Ryan is a Trustee of the Museum of Science and Industry and a member of the Economic Club of Chicago.

James D. Slavik, age 54, is Chairman (formerly President) and a director of Mark IV Capital, Inc., an investment company dealing in real estate development and corporate investments. Mr. Slavik, an independent director, was first elected a director of Grainger in 1987 and is a member of the Audit Committee and the Board Affairs and Nominating Committee.

Harold B. Smith, age 73, is Chairman of the Executive Committee and a director of Illinois Tool Works Inc., a worldwide manufacturer and marketer of engineered components and industrial systems and consumables. He is also a director of Northern Trust Corporation. Mr. Smith, an independent director, was first elected a director of Grainger in 1981 and is Chairman of the Compensation Committee and a member of the Board Affairs and Nominating Committee. Mr. Smith has reached the age at which, under Grainger's Criteria for Membership on the Board of Directors, an outside director would generally not be nominated. However, the Board has determined that in the case of Mr. Smith, an exception to this general principle is appropriate.

BOARD OF DIRECTORS AND BOARD COMMITTEES

        Five meetings of the Board were held in 2006. Each Board meeting included at least one executive session, during which only independent directors were present. In addition, the directors acted four times by unanimous consent during the year.

        The Board has three standing committees: Audit, Board Affairs and Nominating, and Compensation. All members of these committees are required to be "independent" directors. All non-employee directors have been determined to be independent. Committee memberships are shown in the following table:

Independent Directors' Committee Assignments

Board Affairs and Nominating
Name	Audit		Compensation

Brian P. Anderson	Chair	Member

Wilbur H. Gantz	Member	Member

V. Ann Hailey	Member	Member

William K. Hall	Member	Member

Stuart L. Levenick		Member	Member

John W. McCarter, Jr.		Chair	Member

Neil S. Novich		Member	Member

Michael J. Roberts		Member	Member

Gary L. Rogers		Member	Member

James D. Slavik	Member	Member

Harold B. Smith		Member	Chair

        Each non-employee director of Grainger is an alternate member of each Board committee of which the director has not been specifically appointed a member. An alternate committee member may serve for all purposes at a committee meeting in place of a regular member who is absent.

Audit Committee

        The Audit Committee met four times in 2006. The Board has determined that each of the members of the Audit Committee is "independent," as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the Securities and Exchange Commission (SEC) and standards of the New York Stock Exchange (NYSE). The Board has also determined that Mr. Brian P. Anderson, Chairman of the Audit Committee, and Ms. V. Ann Hailey, a member of the Audit Committee, each is an "audit committee financial expert," as that term is defined in the applicable rules of the SEC.

        The Audit Committee assists the Board in its oversight responsibility with respect to Grainger's financial reporting process, Grainger's systems of internal accounting and financial controls, the integrity of Grainger's financial statements, Grainger's compliance with legal and regulatory requirements, the qualifications and independence of Grainger's independent auditors, and the performance of Grainger's internal audit function and independent auditors. It also has oversight responsibilities for various aspects of certain employee benefit plans. Additionally included among the responsibilities of the Audit Committee are the appointment, compensation, retention, and oversight of the independent auditors, the establishment of procedures for the treatment of complaints regarding accounting, internal accounting controls, and auditing matters, and the pre-approval of audit and non-audit services to be provided by the independent auditors. The Audit Committee has the further responsibility of overseeing compliance with Grainger's Business Conduct Guidelines.

Board Affairs and Nominating Committee

        The Board Affairs and Nominating Committee met three times in 2006. The Board has determined that each of the members of the Board Affairs and Nominating Committee is "independent," as that term is defined in the independence requirements for members of nominating committees contained in the applicable standards of the NYSE. The Chairman of the Board Affairs and Nominating Committee (currently, John W. McCarter, Jr.) reviews in advance of meetings all agendas of Board meetings and acts as Chairman and presides at regular executive sessions of the Board without management participation.

        The Board Affairs and Nominating Committee makes recommendations to the Board regarding the makeup of the Board and its committees, establishes specific criteria by which potential directors shall be qualified, identifies potential nominees, makes recommendations concerning director and nominee independence, and reviews transactions between Grainger and related persons (as further discussed below). It also has primary responsibility for corporate governance oversight, including the responsibility to recommend corporate governance principles, recommend Board committee responsibilities and members, evaluate the Board in the area of corporate governance, including the adequacy of the information supplied to the Board and the Board's performance of its oversight responsibilities relative to the management of Grainger, and to recommend retirement, compensation, and other policies applicable to directors. Additional responsibilities are to review senior management organization and succession and to make initial assessments regarding major issues or proposals.

Compensation Committee

        The Compensation Committee met six times in 2006. The Board has determined that each of the members of the Compensation Committee is "independent," as that term is defined in the independence requirements for members of compensation committees contained in the applicable standards of the NYSE.

        The Compensation Committee oversees Grainger's activities in the area of compensation and benefits (generally with regard to all employees and specifically with regard to officers) and reviews and makes recommendations concerning compensation-related matters to be submitted to the Board and/or shareholders for approval. The general responsibilities of the Committee include oversight to ensure that:

  •
  The Board appropriately discharges its responsibilities relating to senior management compensation;

  •
  A competitive compensation structure is in place that will attract, motivate, and retain key talent;

  •
  Compensation and benefit policies and practices reflect the highest level of integrity;

  •
  Compensation, especially senior management compensation, is linked to performance, both personal and Company; and

  •
  The interests of all shareholders are protected.

        Included among its duties are the review and approval of corporate goals and objectives relevant to chief executive officer compensation, the evaluation of chief executive officer performance in light of those goals and objectives and, either as a committee or together with the other independent directors, the determination and approval of the chief executive officer's compensation level based on this evaluation. The Committee also administers various stock and incentive plans.

        In establishing Grainger's compensations systems, the Committee develops programs based on its own deliberations, as well as considering alternatives and recommendations from its own independent consultant, a variety of other compensation and benefits consultants, and management. Since 2004, the Committee has retained Deloitte Consulting LLP as its independent compensation consultant. The nature of the independent compensation consultant's role is to assist the Committee in evaluating compensation proposals, attend Committee meetings, and respond to specific compensation-related inquiries or instructions raised by the Committee from time to time. The independent compensation consultant reports directly to the Committee. The Committee has sole authority to retain and terminate the independent consultant, including sole authority to approve the consultant's fees.

        Members of management (including certain of its "Named Executive Officers," or NEOs, as that term is further described below) assist the Committee in performing its responsibilities by providing recommendations for the Committee's consideration concerning the design of Grainger's compensation program for its NEOs and other executive officers, as well as recommended award levels, except those aspects related to Messrs. Keyser and Ryan, which are determined solely by the Committee in executive session without members of management present.

        The Committee grants equity to elected officers and other employees under the 2005 Incentive Plan. The Committee delegates to management a limited authority to grant stock options and restricted stock units (RSUs) to employees. The pool of shares available to management automatically refreshes annually to 100,000 options and 25,000 RSUs. The maximum amount that management can award to any employee is 20,000 stock options and 5,000 RSUs. The delegation of authority may be terminated by the Committee at any time and for any reason upon notice to management. The awards issued through this authority are granted using general features and agreements previously approved by the Committee and are effective the first business day of the month following the month the grant was approved by management. Information concerning the grants is shared with the Committee at its next meeting following the grant.

Available Information

        Grainger has adopted Business Conduct Guidelines for directors, officers, and employees, which incorporate the Code of Ethics required by rules of the Securities and Exchange Commission (SEC) to be applicable to a company's chief executive officer, chief financial officer, and chief accounting officer or controller, and intends to satisfy any disclosure requirements with respect to the Business Conduct Guidelines by posting the information on its Web site. Grainger has also adopted Operating Principles for the Board of Directors, which represent its corporate governance guidelines.

        Grainger's Business Conduct Guidelines and Operating Principles for the Board of Directors are available in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor.

Also available in the Corporate Governance section of that Web site are the charters, adopted by the Board, of the Board's Audit Committee, Board Affairs and Nominating Committee, and Compensation Committee. All of these documents are additionally available to shareholders in print, free of charge, upon request to the Corporate Secretary at Grainger's headquarters.

Recommending Candidates for Board Membership

        The Board Affairs and Nominating Committee recommends candidates for Board membership based on a number of criteria, including ethical standards, judgment, independence and objectivity, strategic perspective, record of accomplishments, and business knowledge and experience applicable to Grainger's goals. Suggestions as to candidates are received from members of the Board Affairs and Nominating Committee, other directors, employees and others, including shareholders.

        Any shareholder who would like the Board Affairs and Nominating Committee to consider a candidate for Board membership should send a letter of recommendation containing the names and addresses of the proposing shareholder and the proposed candidate and setting forth the business, professional, and educational background of the proposed candidate, as well as a description of any agreement or relationship between the proposing shareholder and proposed candidate. A written consent of the proposed candidate to being identified as a nominee and to serve as a director if elected should also be provided. The communication should be sent by mail or other delivery service to the attention of the Corporate Secretary at Grainger's headquarters.

Other Communications With Directors

        A process has been established by which shareholders and other interested parties may communicate with the Board, Board committees, and/or individual directors on matters of interest. Such communications should be sent in writing to the intended director(s) or director group(s) in care of W.W. Grainger, Inc., P.O. Box 856, Skokie, Illinois 60076-0856. Additional information concerning this process is available in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor.

DIRECTOR COMPENSATION

        Members of Grainger's Board of Directors who are not employees of Grainger or any Grainger subsidiary are compensated at a level which approximates median market practice for an appropriate compensation comparator group, as confirmed by an independent compensation consultant. Grainger pays these directors an annual retainer of $60,000, which is intended to cover all regularly scheduled meetings of the Board and its committees. If additional meetings are held, a per-meeting fee of $1,500 is paid to each attending director.

        The Chairmen of Board committees receive annual retainers in the amount of $10,000 for the Audit Committee Chair and $7,500 for the other committee Chairs. Other directors receive an annual retainer of $5,000 for each committee on which they serve as a member. Directors may elect to defer, in a deferred stock unit account, their chair and committee retainers and the retainers and fees described in the preceding paragraph.

        In addition, directors receive annual deferred stock unit grants. The number of shares covered by each grant is equal to $60,000 divided by the fair market value of a share of Grainger common stock at the time of grant, rounded up to the next ten-share increment. The deferred stock units are settled on termination of service as a director. In addition, Grainger reimburses travel expenses relating to service as a director, reimburses directors for attending continuing education programs, and matches directors' charitable contributions on the same basis as for Grainger employees.

        A director who is an employee of Grainger or any Grainger subsidiary does not receive any compensation for serving as a director.

        Stock ownership guidelines applicable to non-employee directors were established in 1998. These guidelines provide that within five years after election, a director must own Grainger common stock and common stock equivalents having a value of at least five times the annual retainer fee for serving on the Board. All directors subject to the guidelines are currently in compliance with them.

2006 Director Compensation

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and NQDC Earnings	All Other Compensation	Total

Brian P. Anderson	$100,000	$60,522	$0	$0	$0	$0	$160,522
Wilbur H. Gantz	$93,500	$60,522	$0	$0	$0	$0	$154,022
David W. Grainger	$0	$0	$0	$0	$0	$0	$0
V. Ann Hailey	$70,000	$60,522	$0	$0	$0	$0	$130,522
William K. Hall	$93,500	$60,522	$0	$0	$0	$0	$154,022
Richard L. Keyser	$0	$0	$0	$0	$0	$0	$0
Stuart L. Levenick	$96,500	$60,522	$0	$0	$0	$0	$157,022
John W. McCarter, Jr.	$99,500	$60,522	$0	$0	$0	$0	$160,022
Neil S. Novich	$96,500	$60,522	$0	$0	$0	$0	$157,022
Michael J. Roberts	$85,400	$71,364	$0	$0	$0	$0	$156,764
Gary L. Rogers	$96,500	$60,522	$0	$0	$0	$0	$157,022
James D. Slavik	$93,500	$60,522	$0	$0	$0	$0	$154,022
Harold B. Smith	$99,500	$60,522	$0	$0	$0	$0	$160,022

(1)
Represents fees received in 2006. Includes a special, one-time payment covering the period from January 1, 2006 through April 25, 2006, resulting from a change in the timing of director payments to align with the annual election of directors by shareholders rather than the calendar year. Messrs. Grainger and Keyser do not receive additional compensation for Board service.

(2)
Represents the FAS 123R value of an award of 790 deferred stock units made on April 26, 2006 with immediate vesting that will be settled upon termination from service. For Mr. Roberts, this also represents an additional award of 150 deferred stock units made on February 21, 2006 for a partial year of additional services.

OWNERSHIP OF GRAINGER STOCK

        The table below shows how many shares of Grainger common stock the directors, the nominees, certain executive officers, and all directors and executive officers as a group beneficially owned as of March 5, 2007.

        Beneficial ownership is a term broadly defined by the SEC. In general, a person beneficially owns securities if the person, alone or with another, has voting power or investment power (the power to sell) over the securities. Being able to acquire either voting or investment power within 60 days, such as by exercising stock options, also results in beneficial ownership of securities. Unless otherwise indicated in the footnotes following the table, each of the named persons had beneficial ownership of the indicated number of Grainger shares by sole voting and investment power.

Beneficial Owner	Shares	Option Shares Exercisable Within 60 Days (1)	Stock Units (2)	Total	Percentage of Common Stock (3)
David W. Grainger (4) (5) (6) 100 Grainger Parkway Lake Forest, IL 60045	8,034,750	-0-	-0-	8,034,750	9.5%
James D. Slavik (4) (7) (8) (9) 100 Bayview Circle Suite 4500 Newport Beach, CA 92660	4,323,603	15,290	8,219	4,347,112	5.2%
Brian P. Anderson	4,340	11,630	5,544	21,514	*
Y. C. Chen	-0-	63,930	34,350	98,280	*
Wilbur H. Gantz	11,340	15,290	14,778	41,408	*
V. Ann Hailey	-0-	-0-	803	803	*
William K. Hall	3,000	-0-	4,197	7,197	*
John L. Howard	1,713	83,440	35,850	121,003	*
Richard L. Keyser (10)	220,957	791,430	110,595	1,122,982	1.2%
Stuart L. Levenick	-0-	-0-	2,827	2,827	*
P. Ogden Loux (11)	7,454	229,650	31,250	268,354	*
John W. McCarter, Jr. (12)	12,540	13,090	6,350	31,980	*
Neil S. Novich	5,340	9,770	6,357	21,467	*
Michael J. Roberts	-0-	-0-	2,100	2,100	*
Gary L. Rogers	310	-0-	2,083	2,393	*
James T. Ryan (13)	11,213	138,790	83,500	233,503	*
Harold B. Smith (14)	84,540	9,770	8,219	102,529	*
Directors and Executive Officers as a group (15) (16) (17)	12,751,100	1,509,240	406,022	14,666,362	16.6%

(1)
In computing the percentage of shares owned by each person and by the group, these shares were added to the total number of outstanding shares for the separate calculations.

(2)
Represents the number of stock units credited to the accounts of non-employee directors under the Director Stock Plan and the 2005 Incentive Plan, and the number of restricted stock units credited to the accounts of executive officers under the 1990 Long Term Stock Incentive Plan and the 2005 Incentive Plan. Each stock unit is intended to be the economic equivalent of a share of Grainger common stock. These units are excluded from the computations of percentages of shares owned.

(3)
An asterisk (*) indicates less than 1%.

(4)
Messrs. Grainger and Slavik are known to be the beneficial owners of more than 5% of Grainger's common stock.

(5)
Includes 864,120 shares as to which Mr. Grainger has shared voting and investment power. Also see Note 6 below.

(6)
Includes 121,796 shares as to which Mr. Grainger may be deemed to have shared voting and investment power by virtue of his serving as a director of The Grainger Foundation, Inc. The Grainger Foundation, Inc. was established in 1952 by William Wallace Grainger, the founder of Grainger, and is not affiliated with W.W. Grainger, Inc.

(7)
Includes 2,742,597 shares as to which Mr. Slavik has shared voting and/or investment power.

(8)
Excludes 705,046 shares held by certain of Mr. Slavik's family members, as to which shares Mr. Slavik disclaims voting or investment power.

(9)
Includes 252,804 shares that are pledged as collateral.

(10)
Includes 60,262 shares as to which Mr. Keyser has shared voting and investment power.

(11)
Excludes 400 shares held by Mr. Loux's wife, as to which shares Mr. Loux disclaims voting or investment power.

(12)
Includes 12,540 shares as to which Mr. McCarter has shared voting and investment power with his wife.

(13)
Includes 1,446 shares as to which Mr. Ryan has shared voting and investment power with his wife.

(14)
Includes 72,000 shares as to which Mr. Smith has shared voting and investment power.

(15)
Includes 30,000 shares of restricted stock owned by certain executive officers other than those named above. These shares are not transferable and are subject to forfeiture during the restricted period.

(16)
Includes 3,874,761 shares as to which members of the group have shared voting and/or investment power.

(17)
Excludes 705,446 shares held by certain family members, as to which shares members of the group disclaim voting or investment power.

        The table below sets forth information concerning beneficial ownership of Grainger's common stock as of February 27, 2007, in a Schedule 13G filed with the Securities and Exchange Commission. Schedule 13G filers generally are institutional investors who acquire beneficial ownership of more than 5% of a public company's voting securities in the ordinary course of business without the purpose of changing or influencing control of the company.

Beneficial Owner	Shares Beneficially Owned*	Percentage of Common Stock
Massachusetts Financial Services Company (MFS) 500 Boylston Street Boston, MA 02116	4,431,446**	5.3%

*
Includes shares beneficially owned by affiliated entities.

**
Sole dispositive power is claimed for all shares. Sole voting power is claimed for 4,111,096 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that Grainger's directors, executive officers, and 10% shareholders file with the SEC reports concerning their ownership, and changes in their ownership, of Grainger equity securities. Based on a review of copies of the reports provided to Grainger and representations of those persons, Grainger believes that these filing requirements were met during 2006 and the subsequent period prior to the filing of this proxy statement, except as follows: due to an administrative error by Grainger, Forms 4 were filed one day late reporting Grainger's awards of certain restricted stock units to P. Ogden Loux, Senior Vice President, Finance and Chief Financial Officer, and to James T. Ryan, President and Chief Operating Officer.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities. The Board has determined that each of the members of the Audit Committee is "independent," as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the Securities and Exchange Commission and standards of the New York Stock Exchange. The Audit Committee acts under a charter that was last amended by the Board on December 10, 2003, and is available on the Company's website at www.grainger.com/investor.

        Management is responsible for the Company's internal controls and the financial reporting process. Ernst & Young LLP, the Company's independent auditor, was responsible for performing an independent audit of the Company's most recent consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        In performing these responsibilities, the Audit Committee reviewed and discussed the Company's audited consolidated financial statements and the effectiveness of internal control over financial reporting with management and Ernst & Young LLP. The Audit Committee discussed with Ernst & Young LLP matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," and Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 2, "An Audit of Internal Control Over Financial Reporting Performed in Conjunction with An Audit of Financial Statements." Ernst & Young LLP also provided to the Audit Committee the letter and written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with Ernst & Young LLP the matter of the firm's independence.

        Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission.

                      Brian P. Anderson, Chairman
                      Wilbur H. Gantz
                      V. Ann Hailey
                      William K. Hall
                      James D. Slavik

                      Members of the Audit Committee
                      of the Board of Directors

AUDIT FEES AND AUDIT COMMITTEE PRE-APPROVAL
POLICIES AND PROCEDURES

        The following table sets forth the fees for professional services rendered by Ernst & Young LLP with respect to fiscal years 2006 and 2005, respectively:

Fee Category	2006	2005
Audit Fees	$1,499,617	$1,436,190
Audit-Related Fees	148,000	-0-
Tax Fees	7,000	-0-
All Other Fees	-0-	-0-

Total Fees	$1,654,617	$1,436,190

        Audit Fees.    Consists of fees for professional services rendered for the audits of Grainger's annual financial statements and internal control over financial reporting, review of the interim financial statements included in Grainger's quarterly reports on Form 10-Q, and other services normally provided in connection with Grainger's statutory and regulatory filings or engagements.

        Audit-Related Fees.    Consists of fees for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of Grainger's financial statements. These services include the audits of Grainger's employee benefit plans and various attest services.

        Tax Fees.    Consists of fees for professional services rendered for tax compliance, tax advice, and tax planning. These services include assistance with the preparation of various tax returns.

        All Other Fees.    Consists of fees for all other professional services rendered to Grainger.

Pre-Approval Policy for Audit and Non-Audit Services

        The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services to be provided by Grainger's independent auditor. Also, specific pre-approval by the Audit Committee is required for any proposed services exceeding pre-approved cost levels. The Audit Committee may delegate pre-approval authority for audit and non-audit services to one or more of its members, and such authority has been delegated to the Chairman of the Audit Committee. The decisions of any member to whom such authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee periodically reviews reports summarizing all services provided by the independent auditor.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement for its 2007 annual meeting of shareholders and in its Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission.

Harold B. Smith, Chairman Stuart L. Levenick John W. McCarter, Jr. Neil S. Novich Michael J. Roberts Gary L. Rogers
Members of the Compensation Committee of the Board of Directors

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis discusses the Company's compensation policies and arrangements that are applicable to the Named Executive Officers (NEOs) appearing in the Summary Compensation Table (which follows below) for fiscal year 2006.

Overview of the Compensation Program

        The Company's compensation program for its NEOs builds upon a philosophy that is applied to all Company employees—creating shareholder value by attracting the best people and encouraging them to perform. The Company uses its compensation systems to attract, reward, and retain its employees and to motivate them to grow the business profitably and to improve shareholder returns.

        Demonstrating the Company's long-standing commitment to this compensation philosophy is the Profit Sharing Trust (PST). The PST aligns the interests of the Company's employees, management and shareholders. The Company's annual contribution to the PST is based on a formula that incorporates two key drivers of shareholder value—earnings performance and capital employed. Employees share in the success of the Company only if the business is profitable and only after a threshold return has been provided on invested capital. All U.S.-based employees participate in the PST as their sole Company sponsored retirement vehicle. The contribution percentage that each participating employee receives is a function of his or her years of service. The maximum contribution occurs at five or more years of service. The Company's NEOs participate in the PST on the same basis as all other employees.

        The compensation program for NEOs consists of base salary, annual cash incentive, long-term incentives, benefits, and perquisites. It is designed, as a whole, to attract, motivate and retain high-quality executive and managerial talent and to provide appropriate incentives, including cash- and equity-based awards, for achieving the Company's business goals and strategic objectives, by tying a substantial portion of the executive's pay to Company performance. The Company endeavors to accomplish these objectives by providing total compensation opportunities, both cash and non-cash, generally reflective of market levels.

        An NEO's compensation includes variable pay components which link a substantial portion of compensation to the Company's performance, the individual's responsibilities and performance, and the creation of long-term shareholder value. These variable components include annual cash incentives and long-term equity-based incentives. Variable compensation, as a percentage of total compensation, generally increases with greater levels of responsibility within the Company. To provide further alignment to long-term creation of shareholder value, a relatively greater weight is placed on long-term variable compensation for the more senior positions.

        In setting individual compensation levels, the Compensation Committee of the Board (Committee) selects a compensation comparator group of companies and reviews studies of total compensation paid to executives occupying similar positions in those companies. The Committee then considers a variety of reference points, including competitive compensation data at the 25th, 50th, and 75th percentiles, the executive's overall experience, individual and Company performance, replaceability, internal equity, and unique skills in determining an appropriate level of compensation. All elements of compensation are valued and reviewed in evaluating the relative competitiveness of the Company's compensation practices against the comparator group. In addition, the Committee annually reviews a tally sheet for each NEO, which includes the current base salary, bonus and the value of all outstanding equity-based awards, deferrals, benefits and perquisites, as well as potential payments under retirement and change in control situations.

        The other components of the Company's compensation program for NEOs are substantially similar to the program available for most of the Company's managers. This includes the same health and welfare benefits as well as the same methodology for determining the percentage contribution to the PST. The Company maintains supplemental retirement plans only to the extent necessary to provide all employees with profit sharing benefits commensurate with current compensation and unaffected by limitations imposed by tax law.

Role of Management

        The Committee is responsible for the overall design and implementation of the Company's compensation program. Members of management (including certain of its NEOs), as well as a variety of consultants, assist the Committee by providing alternatives and recommendations for the Committee's consideration concerning the Company's compensation program for NEOs and other executive officers. Management also provides (based on factors discussed above) recommended award levels, except those aspects related to Messrs. Keyser and Ryan, which are determined solely by the Board in executive session without members of management present.

Compensation Comparator Group

        The compensation comparator group is derived from a database maintained by Hewitt Associates LLC (Hewitt) which contains detailed company-specific compensation data. Every other year, the Committee commissions a comparator group study from Hewitt which it then reviews with Hewitt and the Committee's independent compensation consultant (Deloitte). The most recent comparator group study was performed in 2006 (2006 Compensation Study).

        In 2006, the comparator group from the previous study was enlarged by five companies and now consists of 22 businesses which are relatively similar in complexity and size (based on 2005 sales and market capitalization) to the Company, and which are representative of the types of major companies with which the Company historically competes for executive talent. This "competitive market" for executive talent includes companies both within and outside the same industry or sector as the Company. In addition, most of the Company's publicly traded direct competitors tend to be too small in sales or scope of operations for direct compensation comparisons with the Company. Including a broader range of companies provides a more representative depiction of the competitive market for talent. Therefore, companies used for compensation comparison purposes differ from those in the industry indicies used in the Company Performance graph in Part II, Item 5 of the Company's most recent Annual Report on Form 10-K. Management has a minimal role in selecting the comparator group. The Committee has relied on Hewitt and Deloitte for input in this area. The primary role of management in determining the comparator group was to provide general comments on the relevance of each industry represented by the comparator companies.

        Below is the 2006 Compensation Study compensation comparator group used by the Company, including 2005 sales and market capitalization:

Company Name	2005 Sales	2005 Market Capitalization
	(thousands)	(thousands)
Arrow Electronics Inc.	$11,164,196	$3,844,048
AutoZone Inc.	$5,710,882	$7,056,493
Avaya Inc.	$4,902,000	$5,010,331
Ball Corporation	$5,751,200	$4,138,824
The Black & Decker Corporation	$6,523,700	$6,726,964
Brunswick Corporation	$5,923,800	$3,889,414
CDW Corporation	$6,291,845	$4,604,327
Cooper Industries, Ltd.	$4,730,400	$6,683,660
Cummins, Inc.	$9,918,000	$3,992,985
Eastman Chemical Company	$7,059,000	$4,206,184
Eaton Corporation	$11,115,000	$9,962,864
Ecolab Inc.	$4,534,832	$9,217,767
Fortune Brands Inc.	$6,734,700	$11,413,545
Goodrich Corporation	$5,396,500	$5,059,657
Pactiv Corporation	$2,756,000	$3,131,964
Parker-Hannifin Corporation	$8,215,095	$7,897,390
Rockwell Collins, Inc.	$3,445,000	$8,011,428
Ross Stores, Inc.	$4,944,179	$4,158,103
The ServiceMaster Company	$3,239,478	$3,476,207
The Sherwin-Williams Company	$7,190,661	$6,138,013
Temple-Inland Inc.	$4,882,000	$4,977,184
United Stationers Inc.	$4,408,546	$1,546,083

        The range of 2005 sales and market capitalization for the compensation comparator group is as follows:

	2005 Sales	2005 Market Capitalization
	(thousands)	(thousands)
25th Percentile	$4,768,300	$4,029,445
50th Percentile	$5,731,041	$4,993,757
75th Percentile	$6,977,925	$6,974,111
W.W. Grainger, Inc.	$5,526,636	$6,378,808

Base Salaries

        Base salaries are intended to provide an appropriate level of fixed compensation to aid in attraction and retention. They also serve as the basis for creating bonus targets and profit sharing opportunities. Base salaries are determined based on merit and market. Adjustments to base salaries require a detailed evaluation of individual performance, competitive market levels and rates of increase, executive experience and internal equity, as well as the Company's overall salary budget. The 2006 Compensation Study showed that, on average, the Company's base salaries were approximately at the market median. In 2006, Mr. Keyser's base salary was established as $1,100,000, representing a 10% increase over 2005. This base salary reflected market competitive pay halfway between the 50thand 75th percentile of the comparator group and was intended to reward Mr. Keyser's individual contributions, his overall leadership and experience and the Company's positive results. In addition, the Committee approved base salary increases of 7.8% for Mr. Loux, 20.0% for Mr. Ryan (this included a promotional increase), 13.0% for Mr. Chen (this included a promotional increase) and 13.3% for Mr. Howard. These base salary adjustments were made to move certain executives closer to the market median and reflect individual performance and contribution. Since annual incentives (as discussed below) are based on a percentage of base salary, base salary increases also have the effect of increasing the size of annual incentive and profit sharing opportunities. Base salary increases generally do not impact the long-term equity incentive award opportunities as the Company's long-term award targets are generally tied to organizational positions rather than an individual's base salary.

Annual Incentives

        NEOs, along with approximately 1,400 other managers, participate in the Management Incentive Program (MIP), which provides for annual cash incentives based on the achievement of specified annual Company-wide financial performance measures and individual performance. The Company structures the MIP to motivate performance that balances short-term and long-term results and aligns the interests of management with shareholders. The Company believes that this annual incentive program design encourages performance that creates long-term shareholder value. For 2006, MIP was based on return on invested capital (ROIC), year-over-year sales growth and the individual executive's performance. ROIC reflects how effectively management uses Company assets and is generally defined by the Company as pre-tax operating earnings divided by net working assets. The total MIP payout is calculated as follows:

MIP Payout = (ROIC Performance × Sales Growth Multiplier) + Individual Performance

        This framework was selected as it balances sales growth with profitability, efficiency, expense management and asset management and encourages achievement of individual objectives. These measures are consistent with the Company's objective of growing profitably over time, which it believes is closely linked with shareholder value creation. The MIP framework allows the Committee the opportunity to annually adjust performance objectives in light of the current economic and competitive environments. The MIP framework also enables the Company to set goals and adjust performance targets for its individual business units.

        The MIP framework has been consistently applied for the past six years, although specific target levels have been modified on a year-by-year basis.

        The potential payouts for the 2006 MIP range from 0% to 200% of the target incentive award. The Company performance component has a range of 0% to 170% and the individual performance component has a range of 0% to 30%. The Company must first meet its ROIC threshold before any of the Company performance portion can be paid. Once the ROIC threshold is achieved, sales growth can leverage the Company performance component. The individual performance component is based on the executive's achievement of specified goals.

        If the Company does not achieve an ROIC of 16% or more, no Company performance component would be awarded. An ROIC of 16% would yield a 25% ROIC Payout and at 20% ROIC, a 50% ROIC Payout. If the Company achieves between 16% and 20% ROIC, the ROIC Payout would be adjusted prorata. Sales growth results are then applied. If the Company does not grow its sales by at least 3%, the Company performance payout would equal the ROIC payout. Sales growth of 12% would result in the ROIC Payout being increased 3.4 times which, assuming the ROIC goal has been met, would yield a Company performance payout of 170% of the target incentive award.

  •
  The 2006 ROIC goal was 20%, which was considered an appropriate long-term level. Exceeding this objective does not create an additional payout, but achieving less than 16% ROIC eliminates the payout associated with both ROIC and sales growth. Over the last ten years, ROIC has ranged from a low of 17.1% in 2000 to a high of 26.4% in 2006.

  •
  The 2006 sales growth target was 9%. Over the last ten years, sales growth has ranged from a low of -4.5% in 2001 to a high (due to the acquisition of Acklands—Grainger Inc.) of 16.9% in 1997.

        The MIP payout tables for 2006 were structured as follows:

Example of 2006 MIP Payout

Company Performance					+	Individual Performance	=	Total MIP Opportunity
ROIC Results	Payout as % of Target	Sales Growth Results	Sales Multiplier of ROIC Payout(1)	Payout Based on ROIC and Sales Results(1)		Add Up To 30% Based on Individual Performance		MIP Payout as % of Target
Less than 16%	0%	—%	—×0%=	0%		0% - 30%		0% - 30%
16% to less than 20%	25% - 49%	Amounts interpolated, as necessary				0% - 30%		Interpolated
Greater than 20%	50%	Less than 3%	1.00 ×50%=	50%		0% - 30%		50% - 80%
		3%	1.00 ×50%=	50%		0% - 30%		50% - 80%
		6%	1.25 ×50%=	62.5%		0% - 30%		62.5% - 92.5%
		9%	1.50 ×50%=	75%		0% - 30%		75% - 105%
		12%	3.40 ×50%=	170%		0% - 30%		170% - 200%

(1)
Amounts are interpolated, as necessary.

        The executive's target incentive award under the annual incentive program is based on a review of competitive market practice. For 2006, the target annual incentive awards as a percent of base salary were 110%, 70%, 80%, 60% and 50% for Messrs. Keyser, Loux, Ryan, Chen, and Howard, respectively. Actual payments are a product of the executive's incentive target adjusted by the Company's actual results achieved under the financial measures and the assessment of individual performance against specific goals.

        Assessments of the individual performance components were conducted by the NEOs' individual managers, except for Messrs. Keyser and Ryan, each of whose individual performance was assessed by the Board of Directors in executive session without those officers present. NEOs achieved all of their individual objectives in 2006, resulting in each receiving a full 30% of their individual performance targets. Under the terms of the annual program, the Committee has the discretion to adjust MIP payment amounts to correct for any unusual items or circumstances, both positive and negative, that might impact ROIC or sales growth. No discretionary adjustments were made in 2006.

        Incentive amounts determined consistently with the Company's MIP performance are made to Messrs. Keyser, Loux, and Ryan under a separate bonus program described in the 2005 Incentive Plan. They were designated as "Covered Employees" under the 2005 Incentive Plan, a separate shareholder-approved plan providing for, among other things, incentive bonus programs funded through amounts determined by reference to the Company's reported net earnings. This program is designed to ensure that annual incentives are fully tax deductible by the Company under Section 162(m) of the Internal Revenue Code. Under the program, the Committee allocates to each participant a portion of an incentive pool which is funded with 5% of the Company's net earnings. The sum of the individual participants' percentages may not be greater than 100% of the pool. The Committee may use its discretion to reduce these amounts but may not increase them. For 2006, the program created a pool of $19 million, of which only $1.9 million or 10% of the total pool was distributed to participants. As it has done in the past, the Committee used its discretion to reduce amounts to yield payments equal, on a percentage basis, to those made under the MIP for the other NEOs, coupled with specific individual performance goals.

        Based on the amounts of total compensation listed in the Summary Compensation Table (below), annual variable compensation represented from 24% to 29% of total compensation for the NEOs in fiscal year 2006. This is consistent with practices in the Company's compensation comparator group.

        Actual results for 2006 were 26.4% ROIC (which is above the MIP target) and 6.5% year-over-year growth in sales (which is below the MIP target). These results translated into annual incentive amounts for 2006 that ranged from 48% to 105% of base salary for the NEOs and represented 95% of the individual target opportunities (including the individual performance component).

        The Company will continue to use the same MIP framework for 2007. The Company believes that it has set the ROIC and sales growth targets to provide the appropriate level of motivation for participants to create long-term shareholder value.

Long Term Incentives

        The Company annually provides long-term incentives to NEOs and other key managers in order to:

  •
  Strengthen management alignment with shareholders in value creation;

  •
  Achieve specific business goals (including balancing growth, profitability and asset management);

  •
  Attract qualified executives to join the Company; and

  •
  Retain management through business cycles.

        The Company's long-term incentives are stock-based. The target number of shares covered by long-term incentive awards is designed to provide an economic value that is generally at the median of the compensation comparator group for comparable jobs; the target can be adjusted up or down to reflect individual performance. The Committee established the target number of shares at its February 2006 meeting using a projected price and approved the awards at its April 2006 meeting for all participants, including the NEOs. In connection with their long-term incentive awards, recipients are required to sign an agreement containing confidentiality and non-competition provisions designed to protect the Company's confidential and proprietary information and to preserve the Company's competitive advantages.

        The Company's long-term incentives consist of stock options, performance shares, and restricted stock units (RSUs) and are provided under the 2005 Incentive Plan. In 2006, the Company increased the performance component of the long-term incentive program by adding performance shares as a part of its annual long-term incentive program for the NEOs and other officers. The performance shares can be earned only if the Company achieves certain objectives described below. The Company seeks to structure awards such that stock options represent approximately 40% of the total value of long-term incentive compensation, RSUs represent approximately 30% of the total value, and performance shares represent approximately 30% of the total value. This mix was chosen to achieve the program objectives, which as noted above are to strengthen management alignment with shareholders in value creation; achieve specific business goals (including balancing growth, profitability and asset management); attract qualified executives to join the Company; and retain management through business cycles.

  •
  40% Stock Options.    The Company's stock options provide the right to purchase Company stock at a specified price over a ten-year term and vest 100% on the third anniversary of grant. They are intended to directly link management and shareholders' interests by tying a substantial portion of their long-term incentives to stock price appreciation. The ten-year term is designed to focus executives on long-term value creation. Three-year cliff vesting encourages retention and requires a meaningful amount of future effort before the executives can realize the value they helped to create. In all cases, stock options are awarded at an exercise price equal to the closing price of the Company's common stock reported for the business day before the grant. Stock option repricing is not permitted under the 2005 Incentive Plan.

  •
  30% RSUs.    The Company's RSUs are settled with the specified number of Company shares if the executive is still employed with the Company on the fourth anniversary of the grant. RSUs are intended to increase the retentive qualities of the compensation program through the four-year cliff vesting provision of the awards, to help build stock ownership and to help meet stock ownership guidelines. Dividend equivalents are paid during the vesting period in order to simulate share ownership.

  •
  30% Performance Shares.    Performance shares are intended to further align compensation with the Company's business strategy and the long-term creation of shareholder value. The Company's performance shares provide the executive with a range of potential share payouts in three years only if specified performance criteria are met. The actual number of earned shares can range from 0% to 200% of the target number of shares depending on one-year sales growth and continued ROIC achievement over three years.

        The three-year performance cycle for the performance shares begins on January 1 of each year. The number of shares that could have been earned for the 2006 grant of performance shares ranged from 0% to 200% of the target award depending on the Company's year-over-year growth in sales. The sales growth portion of the 2006 performance shares was structured as follows:

		3-Year ROIC Objective Met? (2)
2006 Sales Growth (1)	Performance Share Payout as a Percent of the Target Opportunity (1)
		No	Yes
< 5%	0%	Forfeit 100%	N/A
5%	50%	Forfeit 100%	Performance Share Payout Vests 100%
9%	100%	Forfeit 100%	Performance Share Payout Vests 100%
12%	200%	Forfeit 100%	Performance Share Payout Vests 100%

(1)
Amounts are interpolated, as necessary.

(2)
Vesting is contingent upon the achievement of a 3-year average ROIC threshold.

        If during 2006, the Company achieved less than five percent sales growth, 0% of the target award would be paid, five percent growth would have yielded 50% of the target award, nine percent growth would have yielded 100%, and 12% growth would have yielded 200%. Given actual sales growth performance of 6.5%, the number of shares determined for the NEOs for 2006 was 69% of target. These shares will vest at the end of fiscal year 2008 only if the average ROIC performance over the three-year period from 2006 through 2008 is greater than or equal to 18%. The Committee selected these measures as they balance sales growth with profitability, expense management, and asset management and are consistent with the short-term objectives established in the annual incentive program. The Committee may use different sales growth and ROIC objectives and target share numbers from year to year to maximize alignment with then-current business objectives. Performance shares pay dividend equivalents after the end of the first year in order to simulate share ownership.

        The annual options, RSUs and performance shares vest upon death, disability or retirement from the Company. The definition of retirement eligibility is the same for all U.S. employees for the long-term incentive program, as well as the profit sharing program. Under this definition, an employee is retirement-eligible upon attaining any of the following:

  •
  Age 60;

  •
  Age 55 and 20 years of service; or

  •
  25 years of service.

Messrs. Keyser, Loux and Ryan are currently retirement-eligible.

        The use of options and performance shares satisfies the requirements for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. The use of RSUs and performance shares also helps reduce share dilution, as compared with stock options. The Company historically makes stock option and RSU awards to current officers and employees each year on the date of the annual meeting of shareholders, and performance share awards no later than February in order to qualify those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code. The Company has not timed the grant of long-term incentive awards in respect of the release of material, non-public information nor for the purpose of affecting the value of executive compensation.

        Based on the amounts of total compensation listed in the Summary Compensation Table, long-term variable compensation represented from 39% to 57% of total compensation for the NEOs in fiscal year 2006, which is consistent with the compensation comparator group practice as well as the Committee's overall compensation objectives.

Stock Ownership Guidelines

        In 1996, the Company established stock ownership guidelines for its NEOs and other officers. The Company continues to believe that requiring executive ownership of Company stock creates alignment between executives and shareholders and encourages executives to act to increase shareholder value. The stock ownership guidelines for the NEOs are as follows:

NEO	Minimum Ownership Requirement as a Percentage of Base Salary	Currently in Compliance?
Richard L. Keyser	5x	Yes
P. Ogden Loux	3x	Yes
James T. Ryan	4x	Yes
Y. C. Chen	3x	Yes
John L. Howard	3x	Yes

        These ownership guidelines must be met within three years of being elected an officer and are reviewed annually by the Board. Officers who fail to achieve these ownership levels will not be eligible to receive any stock-based awards until they achieve their required ownership levels. Shares owned directly by the officer (including those held as a joint tenant or as tenant in common), restricted stock or RSUs, shares underlying performance shares once the number of shares is fixed, shares owned in a self-directed IRA, and certain shares owned or held for the benefit of a spouse or minor children, are counted toward meeting the guidelines. Options and underlying performance awards before the number of shares is fixed are not counted toward meeting the ownership guidelines. As of the close of the 2006 fiscal year and the date of this report, all officers subject to the guidelines, including the NEOs, are in compliance with them. The Company's Business Conduct Guidelines (which are available in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor) forbid employees from hedging stock ownership.

Other Benefits

        NEOs and certain other officers may elect to defer receipt of up to 50% of base salary and/or 85% of annual cash bonus under the 2004 Voluntary Salary and Incentive Deferral Plan, an unfunded deferred compensation plan. The purpose of the plan is to provide executives with retirement savings and financial planning opportunities which are not available to them in tax-qualified retirement plans due to Internal Revenue Code limitations. Investment choices for any officer, including an NEO, who elects to defer salary and/or bonus may be made only from the same investment funds available to all employees under the Company's profit sharing plan. The rate of return on the individual accounts (positive or negative) is a function of the participant-selected investment funds. A participating officer may elect to receive distribution of deferred amounts upon his or her retirement or disability or upon a specified date certain, and may elect to receive the distributions as a single sum or in annual installments over a period of up to 15 years. If a participant dies, any undistributed deferred amounts will be distributed to the participant's designated beneficiary in a single sum as soon as administratively practicable. If a participant's employment terminates for any reason other than retirement, disability or death, the deferred amounts will be paid to the participant as soon as administratively practicable. In the event of a change in control of the Company, all deferred amounts will be paid to participants in a lump sum within five days after the change in control, subject to any applicable requirements of Internal Revenue Code Section 409A. Messrs. Chen and Howard and other officers voluntarily participated in this plan in 2006.

        In 1985, the Company offered the 1985 Executive Deferred Compensation Plan, which permitted certain employees to elect a salary reduction of between 5% and 15% (or more with special agreement) for up to four years. The Company has purchased and owns life insurance contracts to reduce its exposure relating to the 1985 Executive Deferred Compensation Plan. Under the related plan agreement, a participant was generally entitled to 180 monthly payments, commencing at age 65, in an annual amount that is based upon the amount of the salary reduction, the additional amount allocated by the Company, and the number of years from deferral to normal retirement age. Mr. Keyser previously made a voluntary election to defer salary payments under the Plan, which has not permitted deferrals for over 20 years. If Mr. Keyser commences receiving payments under the plan at age 65, his monthly payments will be $10,509. None of the other NEOs have been eligible to participate in the Plan.

        The NEOs and certain other Company officers participate in the Company's Executive Death Benefit Plan. The Company has purchased and owns life insurance contracts to reduce its exposure relating to the Executive Death Benefit Plan. The plan is designed to offer a competitive death benefit for executives. The beneficiary of a participant who dies while employed by the Company is generally entitled to 120 monthly payments of 50% of the participant's monthly compensation, calculated on the basis of salary and target bonus under the applicable cash incentive program. If a participant dies after retirement, an after-tax, lump-sum benefit approximating the participant's last annual salary and annual target bonus under the applicable cash incentive program is payable to the participant's designated beneficiary. Prior to retirement, a participant may elect to receive a reduced post-retirement payment, instead of an executive death benefit. None of the NEOs have made this election. In the event of a change in control of the Company, the plan assumes retirement on that date if the participant is then eligible for retirement (with the participant being credited with an additional three years of age and service for this purpose). The plan then provides for a lump-sum payment of the present value of the post-retirement benefit on the basis of the participant's death at age 80, subject to any applicable requirements of Internal Revenue Code Section 409A.

        Other benefits provided to the NEOs and other officers include a car allowance and reimbursement for financial services. The car allowance and financial service reimbursements are fully taxable and not grossed up to cover taxes. Officers are allowed the business use of corporate aircraft and car service, while Messrs. Keyser and Ryan are also allowed personal use of both. These benefits represent a cost effective method of allowing the Company's top executives to maximize their time. All other benefits, including the profit sharing contribution percentages and various welfare benefits, provided to NEOs and other executive officers are comparable to those provided to the majority of salaried and hourly Company employees.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Comp (4)	Change in Pension Value and NQDC Earnings (5)	All Other Comp. (6)	Total
Richard L. Keyser Chairman of the Board and Chief Executive Officer	2006	$1,075,000	$0	$2,152,641	$1,528,800	$1,149,500	$0	$689,130	$6,595,071
P. Ogden Loux Sr. Vice President, Finance and Chief Financial Officer	2006	$491,040	$0	$421,881	$286,650	$332,527	$0	$218,284	$1,750,382
James T. Ryan President and Chief Operating Officer	2006	$566,680	$0	$911,653	$477,750	$436,980	$0	$222,866	$2,615,929
Y. C. Chen President, Grainger Industrial Supply	2006	$385,930	$0	$382,709	$218,701	$228,011	$0	$161,349	$1,376,700
John L. Howard Sr. Vice President and General Counsel	2006	$412,530	$0	$317,385	$183,888	$201,894	$0	$171,467	$1,287,164

(1)
Represents annual salary received in 2006; all NEOs received pay increases effective April 1, 2006, except Messrs. Ryan and Chen whose increases were effective May 1, 2006.

(2)
Represents the amounts recorded in the Company's financial statements for 2006 in accordance with FAS 123R for performance shares and RSUs, without discounting for forfeitures.

(3)
Represents the amounts recorded in the Company's financial statements for 2006 in accordance with FAS 123R for stock option awards, without discounting for forfeitures.

(4)
Represents amounts recorded in the Company's financial statements for 2006 for amounts paid under a 162(m)-qualified, shareholder-approved annual cash incentive plan for Messrs. Keyser, Loux, and Ryan. For Messrs. Chen and Howard, this represents amounts under the Management Incentive Program, which has financial objectives established before the beginning of the performance year.

(5)
The Company does not maintain an employee pension plan nor does it issue above-market earnings on nonqualified deferred accounts.

(6)
Includes contributions accrued under the Company's profit sharing plan (in which most of the Company's employees participate), the related supplemental profit sharing plan, and for deferred compensation plan participants, Company contributions that would otherwise have been made to the supplemental profit sharing plan ($472,381, $174,050, $195,026, $119,795, $126,163 for Messrs. Keyser, Loux, Ryan, Chen and Howard, respectively). Also includes a $20,000 car allowance for each NEO and reimbursement for financial services ($10,000, $1,600, $4,653, $10,000, $8,646 for Messrs. Keyser, Loux, Ryan, Chen and Howard, respectively), not grossed up to cover taxes. Also includes the incremental cost of the Executive Death Benefit Plan ($59,361, $22,634, $3,187, $11,554, $16,658 for Messrs. Keyser, Loux, Ryan, Chen and Howard, respectively), which provides a pre- and post-retirement death benefit described above in this proxy statement. For Mr. Keyser, this includes $122,540 for personal use of Company aircraft, reflecting the Company's total incremental cost of such use. The Company uses a methodology that includes incremental costs such as aircraft fuel, landing and parking services, crew travel expenses, in-flight food and beverages and other expenses. In addition, this includes $4,848 for Mr. Keyser, representing the incremental cost of the personal use of the Company car and driver.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)

Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: No. of Shares of Stock or Units (3)	All Other Option Awards: No. of Securities Underlying Options (4)	Exercise or Base Price of Option Awards (5)	Actual Closing Price on Option Approval Date (6)	Grant Date Fair Value of Stock and Option Awards (7)

Richard L. Keyser	1/1/2006 2/21/2006 4/26/2006	$605,000	$1,210,000	$2,420,000	8,500	17,000	34,000	20,000	80,000	$76.61	$77.69	$ $	1,210,910 3,061,000
P. Ogden Loux	1/1/2006 2/21/2006 4/26/2006	$175,014	$350,028	$700,056	2,000	4,000	8,000	3,750	15,000	$76.61	$77.69	$ $	284,920 573,938
James T. Ryan	1/1/2006 2/21/2006 4/26/2006 4/26/2006	$240,000	$480,000	$960,000	2,500	5,000	10,000	7,000 20,000	25,000	$76.61	$77.69	$ $ $	356,150 1,014,020 1,532,200
Y. C. Chen	2/21/2006 4/26/2006	$120,006	$240,012	$480,024	1,000	2,000	4,000	2,000	8,000	$76.61	$77.69	$ $	142,460 306,100
John L. Howard	2/21/2006 4/26/2006 4/26/2006	$106,260	$212,520	$425,040	1,000	2,000	4,000	2,500 5,000	10,000	$76.61	$77.69	$ $ $	142,460 382,625 383,050

(1)
For Messrs. Keyser, Loux, and Ryan, this represents potential amounts under the annual cash incentive award in the 2005 Incentive Plan, a 162(m)-qualified, shareholder-approved plan. The 2005 Incentive Plan establishes a pool equal to five percent (5%) of the company's Net Earnings for this Plan Year. For 2006, the Committee used its discretion to reduce amounts to yield payments equal to those that would have been made using the same financial measures as the Management Incentive Program (MIP) for the other NEOs. For Messrs. Chen and Howard, this represents amounts payable under the MIP.

(2)
The number of shares that could have been earned for the 2006 grant of performance shares ranged from 0% to 200% of the target award and was determined based on the Company's year-over-year growth in revenue. Given the revenue growth performance, the number of shares determined for the NEOs for 2006 was 69% of target. These shares will vest at the end of fiscal year 2008 if three-year average ROIC is greater than or equal to 18%. The Company selected these measures as they balance revenue growth with profitability, expense management, and asset management and are consistent with the short-term objectives established in the annual incentive program. The Company believes that it has set the ROIC targets sufficiently high to provide the appropriate level of motivation for participants based on market and industry expectations and believes there is a strong probability that the ROIC level can be attained, thus allowing the shares to vest in 2008.

(3)
Represents RSU awards that vest in four years and accelerate upon retirement. Also includes a one-time, promotional award of 20,000 RSUs for Mr. Ryan that vests in seven years and does not accelerate upon retirement.

(4)
Represents stock option awards with a ten-year term and three-year cliff vesting.

(5)
Awards were issued at fair market value, which the Company has consistently determined as the closing price the day before the award.

(6)
Represents the actual closing stock price on the option approval date.

(7)
Represents the full grant date fair value of awards as calculated under FAS 123R without spreading over the vesting period.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards						Stock Awards

Name	No. of Securities Underlying Unexercised Options Exercisable (1)	No. of Securities Underlying Unexercised Options Unexercisable (2)	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price (3)		Option Expiration Date (4)	No. of Shares or Units of Stock That Have Not Vested (5)	Market Value of Shares or Units That Have Not Vested (6)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (7)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested (8)

Richard L. Keyser	65,160 20,100 93,070 183,100 175,000 174,000	81,000 90,000 80,000		$ $ $ $ $ $ $ $ $	48.63 42.81 43.50 37.50 54.61 45.50 54.14 52.29 76.61	4/27/2009 2/28/2010 4/25/2010 4/24/2011 4/23/2012 4/29/2013 4/27/2014 4/26/2015 4/25/2016			17,000	$1,188,980
P. Ogden Loux	13,500 24,300 6,870 32,180 42,800 45,000 45,000	20,000 19,000 15,000		$ $ $ $ $ $ $ $ $ $	51.69 48.63 42.81 43.50 37.50 54.61 45.50 54.14 52.29 76.61	4/28/2008 4/27/2009 2/28/2010 4/25/2010 4/24/2011 4/23/2012 4/29/2013 4/28/2014 4/26/2015 4/25/2016			4,000	$279,760
James T. Ryan	7,180 8,790 50,000 30,000 30,000	20,000 27,000 25,000		$ $ $ $ $ $ $ $	51.69 48.63 37.50 54.61 45.50 54.14 52.29 76.61	4/28/2008 4/27/2009 4/24/2011 4/23/2012 4/29/2013 4/27/2014 4/26/2015 4/25/2016	30,000	$2,098,200	5,000	$349,700
Y. C. Chen	5,750 1,950 8,170 10,710 10,000 20,000	13,100 13,100 8,000		$ $ $ $ $ $ $ $ $	48.63 42.81 43.50 37.50 54.61 45.50 54.14 52.29 76.61	4/27/2009 2/28/2010 4/25/2010 4/24/2011 4/23/2012 4/29/2013 4/27/2014 4/26/2015 4/25/2016	30,600	$2,140,164	2,000	$139,880
John L. Howard	21,440 25,000 25,000	12,000 13,000 10,000		$ $ $ $ $ $	37.50 54.61 45.50 54.14 52.29 76.61	4/24/2011 4/23/2012 4/29/2013 4/27/2014 4/26/2015 4/25/2016	35,850	$2,507,349	2,000	$139,880

(1)
Represents stock option awards with a ten-year term and three-year cliff vesting.

(2)
Upon retirement from the Company, unvested options automatically vest and have the lesser of six years or the remaining term to be exercised. Messrs. Keyser, Loux and Ryan are currently retirement-eligible.

(3)
Awards were issued at fair market value, which the Company has consistently determined as the closing price the day before the award.

(4)
Represents ten years after the award date.

(5)
Represents RSUs with four- to seven-year cliff vesting.

(6)
Represents the cumulative RSUs outstanding times the year-end closing price ($69.94).

(7)
Represents performance shares with a three-year cycle as described further above in this proxy statement.

(8)
Represents the cumulative performance shares outstanding times the year-end closing price ($69.94).

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	No. of Shares Acquired on Exercise (1)	Value Realized on Exercise (2)	No. of Shares Acquired on Vesting (3)	Value Realized on Vesting (4)

Richard L. Keyser	46,000	$985,182	120,000	$8,717,200
P. Ogden Loux	0	$0	23,750	$1,724,288
James T. Ryan	15,240	$452,697	7,000	$536,270
Y. C. Chen	0	$0	0	$0
John L. Howard	6,550	$203,050	0	$0

(1)
Represents the number of stock options exercised.

(2)
Represents the difference between the exercise price and the market price of the common stock on the date of exercise.

(3)
For Mr. Keyser, this represents the settlement of 100,000 restricted shares that were issued on November 8, 1996 with 10-year cliff vesting plus the FAS 123R value of 20,000 RSUs issued on April 26, 2006. For Mr. Loux, this represents the settlement of 20,000 restricted shares that were issued on November 8, 1996 with 10-year cliff vesting plus the FAS 123R value of 3,750 RSUs issued on April 26, 2006. For Mr. Ryan, this represents the FAS 123R value of 7,000 RSUs issued on April 26, 2006.

(4)
Represents the value of the restricted stock or RSUs on the vesting date.

Pension Benefits Table

Name	Plan Name	No. of Years Credited Service	Present Value of Accumulated Benefit	Payouts During Last Fiscal Year

Richard L. Keyser	None	n/a	n/a	n/a
P. Ogden Loux	None	n/a	n/a	n/a
James T. Ryan	None	n/a	n/a	n/a
Y. C. Chen	None	n/a	n/a	n/a
John L. Howard	None	n/a	n/a	n/a

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (4)

Richard L. Keyser	$1,532,200	$452,569		$328,522	$0	$12,896,147
P. Ogden Loux	$287,288	$133,276		$64,907	$0	$2,648,156
James T. Ryan	$536,270	$129,304	-$	10,529	$0	$2,088,672
Y. C. Chen	$379,536	$73,283		$112,016	$0	$1,486,268
John L. Howard	$160,607	$75,739		$77,586	$0	$668,760

(1)
Represents the FAS 123R value of 20,000, 3,750 and 7,000 RSU awards, respectively, that were granted in 2006 for Messrs. Keyser, Loux and Ryan; due to the fact that they are retirement-eligible, these awards will be settled four years after the grant date. Represents voluntary salary and bonus deferrals for Messrs. Chen and Howard.

(2)
Represents Company supplemental profit sharing plan contributions.

(3)
Represents earnings on all nonqualified deferred compensation balances, including supplemental profit sharing plan earnings, stock price appreciation and dividend equivalent payments for vested, deferred RSUs, and for Messrs. Chen and Howard, earnings on voluntary deferrals.

(4)
Aggregate year-end balances for the supplemental profit sharing plan, vested deferred RSUs, and for Messrs. Chen and Howard, year-end balances for their voluntary deferral accounts. Messrs. Keyser, Loux, Ryan and Chen have 110,595, 25,250, 23,500, and 3,750 vested, deferred RSUs outstanding, respectively. For Mr. Keyser, this includes $1,174,862 representing the present value (using a 6% discount factor) from his participation in the 1985 Executive Deferred Compensation Plan, as described further above in this proxy statement.

Employment Contracts, Termination of Employment Arrangements, and Change in Control Arrangements

        All of the NEOs and certain other key executives have entered into Change in Control Employment Agreements (CIC Agreements) with the Company. These agreements are intended to ensure that in the event of a pending or threatened change of control of the Company, the executives' full attention is focused on the best interests of the Company and its shareholders and not on their future employment prospects. The Company does not maintain any other employment agreements with its executives. Under each CIC Agreement, the executive is entitled to certain benefits if, within a two-year period following a change in control of the Company, (a) the executive's employment is terminated other than for cause, or (b) the executive terminates employment for good reason (for example, because Grainger reduced his authority or his aggregate benefits). Benefits include a lump-sum payment generally equal to a multiple of the sum of (i) the executive's annual salary, (ii) the executive's target annual incentive, and (iii) in connection with the Company's non-contributory profit sharing plans, a percentage of annual salary and annual incentive equal to the average percentage of covered compensation contributed by the Company under the plans for the last three fiscal years. In the case of all of the NEOs, the multiple is three. In the case of most of the other key executives, the multiple is two. Benefits additionally include continuation of health and dental benefits for a number of years equal to the applicable multiple. Each agreement further provides that the executive is to be made whole on an after-tax basis with respect to excise tax due as a consequence of payments (whether or not under the agreement) being classified as "excess parachute payments" under Section 280G of the Internal Revenue Code. In certain cases, the lump-sum payment upon termination is limited under the CIC Agreement to an amount such that no payments would be considered "excess parachute payments" and thus no excise tax would be due.

Deductibility of Executive Compensation; Accounting Considerations

        Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to a public company for compensation over $1 million per fiscal year paid to the company's chief executive officer and its four other most highly compensated executive officers serving at the end of that year. Not subject to the deductibility limit, however, is compensation that qualifies as "performance-based" compensation. A Company objective is to attempt to maximize the deductibility of compensation under Section 162(m) to the extent doing so is reasonable and consistent with Company strategies and goals. Awards under the cash incentive plan in which Messrs. Keyser, Loux, and Ryan participate, gains on exercises of stock options, and shares received as the result of performance share awards are considered to be "performance-based" compensation not subject to the Section 162(m) deductibility limit. Awards of time-vested restricted stock and RSUs are not exempt from the Section 162(m) deductibility limit, and all or a portion of these awards may be nondeductible when the awards vest. While the accounting treatment applicable to the Company's compensation programs was taken into account in designing those programs, it was not a significant consideration.

        Upon vesting, settlement or maturity, awards under the 2005 Incentive Plan and predecessor plans are distributed in the form of shares of the Company's common stock. Under FAS 123R, these types of awards are considered equity awards. As a result, the total amount of compensation expense to be recorded for the awards is based on the fair value of the awards on the grant date. This fair value is then recorded ratably over the vesting period, usually three years, and is recorded to compensation expense and as an increase in paid-in capital. The amount of compensation expense is not subsequently adjusted for changes in the Company's share price, for the actual number of shares distributed, or for any other factors except for forfeitures. If an equity award is forfeited, all previously recorded compensation expensed is reversed.

Other Potential Post-Employment Payments

        The Company has entered into agreements with each NEO that provide for payments at, following, or in connection with a change in control of the Company. The tables below reflect the estimated payments and benefits that would be provided in various circumstances. The amounts shown below assume that such termination or change in control was effective as of December 31, 2006, and thus only includes amounts earned through such time. However, the actual amounts that would be paid out under each circumstance can only be determined at the time of separation.

Termination

        None of the NEOs are legally entitled to severance upon termination, as the Company does not maintain a severance agreement and the NEOs are not covered by employment contracts.

Retirement

        The Company provides the following post-termination benefits and payments upon retirement:

  •
  Outstanding options shall become vested and executives shall have the right to exercise such options within six years from date of termination or for the remaining term of the option, whichever is less;

  •
  Settlement of performance shares in common stock equal to the number of executive's outstanding performance shares multiplied by the prorated portion of the performance period completed;

  •
  Installments paid over up to 15 years or a lump-sum payment of cash equal to account balances under the Profit Sharing Trust (PST), any supplemental profit sharing program, and the Voluntary Salary and Incentive Deferral Plan;

  •
  Unvested RSUs shall become immediately vested; and

  •
  Life insurance benefits until executive's death.

        In addition to the retirement benefits listed above, NEOs will receive benefits under the Company's disability plan or payments under the Company's Executive Death Benefit Plan and life insurance plan in the event of the death or disability.

Change in Control

        The Company maintains Change in Control Employment Agreements that cover each NEO. As set forth in this agreement, if an executive's employment is terminated following a change in control (other than termination by the Company for cause, involuntary termination without good reason, or by reason of death or disability) or if the executive terminates his employment in certain circumstances defined in the agreement which constitute good reason, the Company shall provide each NEO with the following:

  •
  Lump-sum payment of cash severance benefit in an amount equal to three times the sum of an executive's base salary, target annual incentive opportunity under the Management Incentive Program, and average profit sharing contribution for the previous three years;

  •
  Prorated annual bonus;

  •
  An amount equal to the value of the unvested portion of executive's account under the supplemental profit sharing plan;

  •
  Any unexercised options, whether or not exercisable on the date of such change in control;

  •
  Accelerated vesting of unvested restricted stock;

  •
  Settlement of performance shares in common stock equal to 100 percent of the executive's outstanding performance shares;

  •
  Lump-sum payment of cash equal to account balance under the compensation deferral plan; and

  •
  Gross-up tax on any payment that will become subject to any excise tax or similar tax.

        The following tables illustrate the potential incremental payments and benefits based on December 31, 2006 computations that could be received by the NEOs upon a termination or change in control of the Company.

Other Potential Post-Employment Payments Tables

Keyser, Richard L.

Type of Payment	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Involuntary Termination for Cause or Voluntary Termination without Good Reason ($)	Retirement ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination without Cause or with Good Reason ($)

Cash Compensation
Cash Severance (1)	$0	$0	$0	$0	$0	$0	$9,084,559
Long-Term Incentives
Stock Options
Unvested and Accelerated Awards (2)	$0	$0	$2,868,300	$2,868,300	$2,868,300	$2,868,300	$2,868,300
Restricted Stock Units
Unvested and Accelerated Awards (3)	$0	$0	$0	$0	$0	$0	$0
Performance Shares
Unvested and Accelerated Awards (4)	$0	$0	$396,327	$1,188,980	$1,188,980	$1,188,980	$1,188,980
Retirement Benefits
Profit Sharing
Unvested and Accelerated Awards (5)	$0	$0	$0	$0	$0	$0	$0
Deferred Compensation	$0	$0	$0	$0	$0	$0	$0
Benefits
Continuation of Health & Welfare Benefits (6)	$0	$0	$0	$0	$0	$0	$13,241
Life Insurance and Death Benefit Payout (7)	$0	$0	$0	$9,124,774	$0	$0	$0
Disability Payments	$0	$0	$0	$0	$0	$0	$0
Perquisites and Tax Payments
Excise Tax & Gross-Up	$0	$0	$0	$0	$0	$0	$3,566,991
Outplacement (8)	$0	$0	$0	$0	$0	$0	$165,000
Total	$0	$0	$3,264,627	$13,182,054	$4,057,280	$4,057,280	$16,887,071

(1)
The Company does not maintain any agreements with its named executive officers that guarantee the payment of cash severance upon termination, except in the event of a change in control followed by termination without cause or with good reason.

(2)
Unvested options become immediately exercisable in the event of death, disability, retirement, or a change in control.

(3)
Mr. Keyser does not have any unvested restricted stock as of December 31, 2006.

(4)
In the event of retirement, Mr. Keyser is entitled to receive in settlement of performance shares, a number of shares of common stock, equal to the number of performance shares that vest based upon the Company's average return on invested capital, as of the date of retirement, multiplied by the prorated amount of time Mr. Keyser was employed by the Company during the performance period. In addition, pursuant to the Performance Share Award Agreement, Mr. Keyser is entitled to settlement of 100% of his unvested performance shares upon death or disability, as his grant was made within the first fiscal year of the performance period.

(5)
Mr. Keyser does not have any unvested profit sharing amounts as of December 31, 2006.

(6)
The health and welfare benefits value upon change in control and termination without cause or with good reason is based upon three years of continuation of active health and welfare benefits using the Company's budget/insured rates projected forward throughout the three years using 10% health and 7% dental annual trends as well as a 6% percent annual discount factor. In addition, Mr. Keyser has accumulated Company subsidy value towards his purchase of retiree medical with the change in value based on the additional three years service credit due to the CIC provision factored into the value calculation as well.

(7)
Upon death, Mr. Keyser's estate shall receive, for 120 months, 50% of his monthly base salary and target bonus amount, under the Executive Death Benefit Plan. Figures above reflect the net present value lump-sum payment amount based upon the December 1, 2006 3-Month Treasury Constant Maturity Rate of 4.97%.

(8)
In the event of a change in control followed by termination without cause or with good reason, the Company shall provide Mr. Keyser with standard outplacement services provided that the cost of such services to the Company not exceed 15% of his annual base salary in effect on the date of termination. The amount above represents the maximum cost to the Company for providing such outplacement services.

Loux, P. Ogden

Type of Payment	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Involuntary Termination for Cause or Voluntary Termination without Good Reason ($)	Retirement ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination without Cause or with Good Reason ($)

Cash Compensation
Cash Severance (1)	$0	$0	$0	$0	$0	$0	$3,247,824
Long-Term Incentives
Stock Options
Unvested and Accelerated Awards (2)	$0	$0	$651,350	$651,350	$651,350	$651,350	$651,350
Restricted Stock Units
Unvested and Accelerated Awards (3)	$0	$0	$0	$0	$0	$0	$0
Performance Shares
Unvested and Accelerated Awards (4)	$0	$0	$93,253	$279,760	$279,760	$279,760	$279,760
Retirement Benefits
Profit Sharing
Unvested and Accelerated Awards (5)	$0	$0	$0	$0	$0	$0	$0
Deferred Compensation	$0	$0	$0	$0	$0	$0	$0
Benefits
Continuation of Health & Welfare Benefits (6)	$0	$0	$0	$0	$0	$0	$36,786
Life Insurance and Death Benefit Payout (7)	$0	$0	$0	$3,357,870	$0	$0	$0
Disability Payments	$0	$0	$0	$0	$0	$0	$0
Perquisites and Tax Payments
Excise Tax & Gross-Up	$0	$0	$0	$0	$0	$0	$1,248,208
Outplacement (8)	$0	$0	$0	$0	$0	$0	$75,006
Total	$0	$0	$744,603	$4,288,980	$931,110	$931,110	$5,538,934

(1)
The Company does not maintain any agreements with its named executive officers that guarantee the payment of cash severance upon termination, except in the event of a change in control followed by termination without cause or with good reason.

(2)
Unvested options become immediately exercisable in the event of death, disability, retirement, or a change in control.

(3)
Mr. Loux does not have any unvested restricted stock as of December 31, 2006.

(4)
In the event of retirement, Mr. Loux is entitled to receive in settlement of performance shares, a number of shares of common stock, equal to the number of performance shares that vest based upon the Company's average return on invested capital, as of the date of retirement, multiplied by the prorated amount of time Mr. Loux was employed by the Company during the performance period. In addition, pursuant to the Performance Share Award Agreement, Mr. Loux is entitled to settlement of 100% of his unvested performance shares upon death or disability, as his grant was made within the first fiscal year of the performance period.

(5)
Mr. Loux does not have any unvested profit sharing amounts as of December 31, 2006.

(6)
The health and welfare benefits value upon change in control and termination without cause or with good reason is based upon three years of continuation of active health and welfare benefits using the Company's budget/insured rates projected forward throughout the three years using 10% health and 7% dental annual trends as well as a 6% percent annual discount factor. In addition, Mr. Loux has accumulated Company subsidy value towards his purchase of retiree medical with the change in value based on the additional three years service credit due to the CIC provision factored into the value calculation as well.

(7)
Upon death, Mr. Loux's estate shall receive, for 120 months, 50% of his monthly base salary and target bonus amount, under the Executive Death Benefit Plan. Figures above reflect the net present value lump-sum payment amount based upon the December 1, 2006 3-Month Treasury Constant Maturity Rate of 4.97%.

(8)
In the event of a change in control followed by termination without cause or with good reason, the Company shall provide Mr. Loux with standard outplacement services provided that the cost of such services to the Company not exceed 15% of his annual base salary in effect on the date of termination. The amount above represents the maximum cost to the Company for providing such outplacement services.

Ryan, James T.

Type of Payment	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Involuntary Termination for Cause or Voluntary Termination without Good Reason ($)	Retirement ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination without Cause or with Good Reason ($)

Cash Compensation
Cash Severance (1)	$0	$0	$0	$0	$0	$0	$4,161,612
Long-Term Incentives
Stock Options
Unvested and Accelerated Awards (2)	$0	$0	$792,550	$792,550	$792,550	$792,550	$792,550
Restricted Stock Units
Unvested and Accelerated Awards (3)	$0	$0	$2,098,200	$2,098,200	$2,098,200	$2,098,200	$2,098,200
Performance Shares
Unvested and Accelerated Awards (4)	$0	$0	$116,567	$349,700	$349,700	$349,700	$349,700
Retirement Benefits
Profit Sharing
Unvested and Accelerated Awards (5)	$0	$0	$0	$0	$0	$0	$0
Deferred Compensation	$0	$0	$0	$0	$0	$0	$0
Benefits
Continuation of Health & Welfare Benefits (6)	$0	$0	$0	$0	$0	$0	$31,659
Life Insurance and Death Benefit Payout (7)	$0	$0	$0	$4,266,128	$0	$0	$0
Disability Payments	$0	$0	$0	$0	$0	$0	$0
Perquisites and Tax Payments
Excise Tax & Gross-Up	$0	$0	$0	$0	$0	$0	$2,761,064
Outplacement (8)	$0	$0	$0	$0	$0	$0	$90,000
Total	$0	$0	$3,007,317	$7,506,578	$3,240,450	$3,240,450	$10,284,785

(1)
The Company does not maintain any agreements with its named executive officers that guarantee the payment of cash severance upon termination, except in the event of a change in control followed by termination without cause or with good reason.

(2)
Unvested options become immediately exercisable in the event of death, disability, retirement, or a change in control.

(3)
Mr. Ryan does not have any unvested restricted stock as of December 31, 2006.

(4)
In the event of retirement, Mr. Ryan is entitled to receive in settlement of performance shares, a number of shares of common stock, equal to the number of performance shares that vest based upon the Company's average return on invested capital, as of the date of retirement, multiplied by the prorated amount of time Mr. Ryan was employed by the Company during the performance period. In addition, pursuant to the Performance Share Award Agreement, Mr. Ryan is entitled to settlement of 100% of his unvested performance shares upon death or disability, as his grant was made within the first fiscal year of the performance period.

(5)
Mr. Ryan does not have any unvested profit sharing amounts as of December 31, 2006.

(6)
The health and welfare benefits value upon change in control and termination without cause or with good reason is based upon three years of continuation of active health and welfare benefits using the Company's budget/insured rates projected forward throughout the three years using 10% health and 7% dental annual trends as well as a 6% percent annual discount factor.

(7)
Upon death, Mr. Ryan's estate shall receive, for 120 months, 50% of his monthly base salary and target bonus amount, under the Executive Death Benefit Plan. Figures above reflect the net present value lump-sum payment amount based upon the December 1, 2006 3-Month Treasury Constant Maturity Rate of 4.97%.

(8)
In the event of a change in control followed by termination without cause or with good reason, the Company shall provide Mr. Ryan with standard outplacement services provided that the cost of such services to the Company not exceed 15% of his annual base salary in effect on the date of termination. The amount above represents the maximum cost to the Company for providing such outplacement services.

Chen, Y. C.

Type of Payment	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Involuntary Termination for Cause or Voluntary Termination without Good Reason ($)	Retirement(8) ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination without Cause or with Good Reason ($)

Cash Compensation
Cash Severance (1)	$0	$0		$0	$0	$0	$2,421,816
Long-Term Incentives
Stock Options
Unvested and Accelerated Awards (2)	$0	$0		$438,195	$438,195	$438,195	$438,195
Restricted Stock Units
Unvested and Accelerated Awards	$0	$0		$2,140,164	$2,140,164	$2,140,164	$2,140,164
Performance Shares
Unvested and Accelerated Awards (3)	$0	$0		$139,880	$139,880	$139,880	$139,880
Retirement Benefits
Profit Sharing
Unvested and Accelerated Awards (4)	$0	$0		$0	$0	$0	$0
Deferred Compensation	$0	$0		$0	$0	$0	$0
Benefits
Continuation of Health & Welfare Benefits (5)	$0	$0		$0	$0	$0	$31,335
Life Insurance and Death Benefit Payout (6)	$0	$0		$2,528,202	$0	$0	$0
Disability Payments	$0	$0		$0	$0	$0	$0
Perquisites and Tax Payments
Excise Tax & Gross-Up	$0	$0		$0	$0	$0	$1,630,675
Outplacement (7)	$0	$0		$0	$0	$0	$60,003
Total	$0	$0		$5,246,441	$2,718,239	$2,718,239	$6,862,068

(1)
The Company does not maintain any agreements with its named executive officers that guarantee the payment of cash severance upon termination, except in the event of a change in control followed by termination without cause or with good reason.

(2)
Unvested options become immediately exercisable in the event of death, disability, retirement, or a change in control.

(3)
Pursuant to the Performance Share Award Agreement, Mr. Chen is entitled to settlement of 100% of his unvested performance shares upon death or disability, as his grant was made within the first fiscal year of the performance period.

(4)
Mr. Chen does not have any unvested profit sharing amounts as of December 31, 2006.

(5)
The health and welfare benefits value upon change in control and termination without cause or with good reason is based upon three years of continuation of active health and welfare benefits using the Company's budget/insured rates projected forward throughout the three years using 10% health and 7% dental annual trends as well as a 6% percent annual discount factor.

(6)
Upon death, Mr. Chen's estate shall receive, for 120 months, 50% of his monthly base salary and target bonus amount, under the Executive Death Benefit Plan. Figures above reflect the net present value lump-sum payment amount based upon the December 1, 2006 3-Month Treasury Constant Maturity Rate of 4.97%.

(7)
In the event of a change in control followed by termination without cause or with good reason, the Company shall provide Mr. Chen with standard outplacement services provided that the cost of such services to the Company not exceed 15% of his annual base salary in effect on the date of termination. The amount above represents the maximum cost to the Company for providing such outplacement services.

(8)
Mr. Chen is not eligible for retirement under the Company's retirement plan as of December 31, 2006.

Howard, John L.

Type of Payment	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Involuntary Termination for Cause or Voluntary Termination without Good Reason ($)	Retirement(8) ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination without Cause or with Good Reason ($)

Cash Compensation
Cash Severance (1)	$0	$0		$0	$0	$0	$2,385,897
Long-Term Incentives
Stock Options
Unvested and Accelerated Awards (2)	$0	$0		$419,050	$419,050	$419,050	$419,050
Restricted Stock Units
Unvested and Accelerated Awards	$0	$0		$2,507,349	$2,507,349	$2,507,349	$2,507,349
Performance Shares
Unvested and Accelerated Awards (3)	$0	$0		$139,880	$139,880	$139,880	$139,880
Retirement Benefits
Profit Sharing
Unvested and Accelerated Awards (4)	$0	$0		$0	$0	$0	$0
Deferred Compensation	$0	$0		$0	$0	$0	$0
Benefits
Continuation of Health & Welfare Benefits (5)	$0	$0		$0	$0	$0	$31,376
Life Insurance and Death Benefit Payout (6)	$0	$0		$2,518,438	$0	$0	$0
Disability Payments	$0	$0		$0	$0	$0	$0
Perquisites and Tax Payments
Excise Tax & Gross-Up	$0	$0		$0	$0	$0	$1,663,698
Outplacement (7)	$0	$0		$0	$0	$0	$63,756
Total	$0	$0		$5,584,717	$3,066,279	$3,066,279	$7,211,006

(1)
The Company does not maintain any agreements with its named executive officers that guarantee the payment of cash severance upon termination, except in the event of a change in control followed by termination without cause or with good reason.

(2)
Unvested options become immediately exercisable in the event of death, disability, retirement, or a change in control.

(3)
Pursuant to the Performance Share Award Agreement, Mr. Howard is entitled to settlement of 100% of his unvested performance shares upon death or disability, as his grant was made within the first fiscal year of the performance period.

(4)
Mr. Howard does not have any unvested profit sharing amounts as of December 31, 2006.

(5)
The health and welfare benefits value upon change in control and termination without cause or with good reason is based upon three years of continuation of active health and welfare benefits using the Company's budget/insured rates projected forward throughout the three years using 10% health and 7% dental annual trends as well as a 6% percent annual discount factor.

(6)
Upon death, Mr. Howard's estate shall receive, for 120 months, 50% of his monthly base salary and target bonus amount, under the Executive Death Benefit Plan. Figures above reflect the net present value lump-sum payment amount based upon the December 1, 2006 3-Month Treasury Constant Maturity Rate of 4.97%.

(7)
In the event of a change in control followed by termination without cause or with good reason, the Company shall provide Mr. Howard with standard outplacement services provided that the cost of such services to the Company not exceed 15% of his annual base salary in effect on the date of termination. The amount above represents the maximum cost to the Company for providing such outplacement services.

(8)
Mr. Howard is not eligible for retirement under the Company's retirement plan as of December 31, 2006.

EQUITY COMPENSATION PLANS

        This table contains information as of December 31, 2006 about Grainger's equity compensation plans, all of which have been approved by Grainger's shareholders.

	Number of common shares to be issued upon exercise of outstanding options warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights		Number of common shares available for future issuance under equity compensation plans (excluding common shares reflected in the first column)
Equity compensation plans approved by shareholders	9,636,847	(1)	$53.00	(2)	5,975,176	(3)
Equity compensation plans not approved by shareholders	-0-		N/A		-0-

Total	9,636,847		$53.00		5,975,176

(1)
Includes an aggregate of 1,078,950 restricted stock units and an aggregate of 61,242 deferred stock units that are to be settled by the issuance of shares of common stock on a 1 for 1 basis. Additionally, includes 41,786 performance shares which will vest at the end of fiscal 2008 only if the average ROIC performance over the three-year period from 2006 through 2008 is greater than or equal to 18%.

(2)
Weighted-average exercise price of outstanding options; excludes restricted stock units, deferred stock units and performance shares.

(3)
Represents shares of common stock authorized for issuance under the 2005 Incentive Plan (the "2005 Plan") in connection with awards of stock options, stock appreciation rights, stock units, shares of common stock, restricted shares of common stock and other stock-based awards. Under the 2005 Plan, shares issued pursuant to "Full Value Awards" (awards other than stock options or stock appreciation rights which are settled by the issuance of shares, e.g., restricted stock, restricted stock units, or other stock based awards) count against the 2005 Plan's share authorization at a rate of 2.36 to 1, while shares issued as stock options or stock appreciation rights count against the share authorization at a rate of 1 to 1.

TRANSACTIONS WITH RELATED PERSONS

        Grainger's Business Conduct Guidelines require that conflicts of interest in any form be avoided. The Board has adopted written policies and procedures, to be applied by the Board Affairs and Nominating Committee, for the review, approval or ratification of any transactions with related persons. Those policies and procedures apply to any proposed transaction in which Grainger is a participant, the amount involved exceeds $120,000, and any director, executive officer or significant shareholder or any immediate family member of such a person has a direct or material indirect interest. The policy requires that any such proposed transaction be reviewed by the Board Affairs and Nominating Committee to determine, among other things, the benefits of the transaction to Grainger, the availability of other sources of comparable products or services, and whether the terms of the proposed transaction are comparable to those provided to unrelated third parties.

        David W. Grainger, who is the beneficial owner of approximately 9.5% of the Company's outstanding common stock, is a director and non-executive officer of the Company. As compensation for his services as an officer, Mr. Grainger receives an annual salary of $120,000, perquisites and benefits comparable to those received by other officers, and the ability to use Company aircraft for personal travel, subject to the requirement that he fully reimburse the Company for such use.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITOR

        The Audit Committee of the Board of Directors has approved, subject to shareholder ratification at the meeting, the appointment of Ernst & Young LLP as Grainger's independent auditor for the year ending December 31, 2007. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions of shareholders and to make any desired statements.

        On March 1, 2005, the Audit Committee dismissed Grant Thornton LLP, effective as of the filing of Grainger's annual report on Form 10-K for the year ended December 31, 2004.

        Grant Thornton LLP's reports on Grainger's consolidated financial statements for each of the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2004 and 2003 and through the date of the appointment of Ernst & Young LLP, there were no disagreements with Grant Thornton LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grant Thornton LLP's satisfaction, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreement in connection with its report on Grainger's consolidated financial statements for such years. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the years ended December 31, 2004 and 2003 and prior to the appointment of Ernst & Young LLP, Grainger did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Grainger's consolidated financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        The Board recommends a vote FOR the proposal to ratify the appointment of independent auditor.

        Approval of the proposal requires the affirmative votes of a majority of the shares of Grainger common stock represented in person or by proxy at the meeting and entitled to vote. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not affect the outcome of the vote. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint another independent auditor for the next year.

Appendix A

W.W. GRAINGER, INC.

Categorical Standards for Director Independence

        Business Transactions.    A director's independence will not be deemed to be impaired by reason of his or her service as an executive officer of another company that does business with Grainger if in each of the three most recent fiscal years the other company's annual sales to Grainger are less than one percent (1%) of that company's consolidated gross revenues and if in each of the three most recent fiscal years Grainger's sales to the other company are less than one percent (1%) of that company's consolidated gross revenues.

        Tax-Exempt Contributions.    A director's independence will not be deemed to be impaired by reason of his or her service as an officer, director or trustee of a tax-exempt organization that receives contributions from Grainger if Grainger's contributions to the organization are less than one percent (1%) of the organization's total annual contributions.

A-1

002CS-13426

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VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 25, 2007.
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Annual Meeting Proxy Card	123456 CO123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

MANAGEMENT RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01-Brian P. Anderson	☐	☐	06-Stuart L. Levenick	☐	☐	11-James T. Ryan	☐	☐
02-Wilbur H. Gantz	☐	☐	07-John W. McCarter, Jr.	☐	☐	12-James D. Slavik	☐	☐
03-V. Ann Hailey	☐	☐	08-Neil S. Novich	☐	☐	13-Harold B. Smith	☐	☐
04-William K. Hall	☐	☐	09-Michael J. Roberts	☐	☐
05-Richard L. Keyser	☐	☐	10-Gary L. Rogers	☐	☐
		For	Against	Abstain
2.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditor for the year ending December 31, 2007.	☐	☐	☐
3.	In their discretion upon such other matters as may properly come before the meeting.
Change of Address—Please print your new address below.	Meeting Attendance
	Mark the box to the right if you plan to attend the Annual Meeting.	☐

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - W.W. Grainger, Inc.

100 Grainger Parkway, Lake Forest, Illinois 60045-5201

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proxy for Annual Meeting of Shareholders, April 25, 2007

The undersigned hereby appoints Richard L. Keyser and P. Ogden Loux, and each of them, proxies of the undersigned with full power of substitution to represent the undersigned and to vote all of the shares of the Common Stock of W.W. Grainger, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of W.W. Grainger, Inc. to be held on April 25, 2007 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present and voting thereat.

A majority of said proxies or substitutes who shall be present at the meeting may exercise all powers hereunder. All proxies will be voted as specified. If no specification is made, the proxy will be voted FOR items 1 and 2. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.

(Continued and to be voted, signed and dated on reverse side.) .

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Table of Contents
INTRODUCTION
ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND BOARD COMMITTEES
DIRECTOR COMPENSATION
OWNERSHIP OF GRAINGER STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
AUDIT FEES AND AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
COMPENSATION DISCUSSION AND ANALYSIS
Example of 2006 MIP Payout
Summary Compensation Table
Grants of Plan-Based Awards Table
Outstanding Equity Awards at Fiscal Year-End Table
Option Exercise and Stock Vested Table
Nonqualified Deferred Compensation Table
Other Potential Post-Employment Payments Tables
EQUITY COMPENSATION PLANS
TRANSACTIONS WITH RELATED PERSONS
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITOR
  Appendix A